As filed with the Securities and Exchange Commission on December 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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WISDOMTREE XRP FUND

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o WisdomTree Digital Commodity Services, LLC

Ryan M. Louvar

250 West 34th Street, 3rd Floor

New York, New York 10119

(866) 909-9473

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices and for service of process purposes)

_______________________________

Copies to:

Todd P. Zerega

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh PA 15219-6401

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “1934 Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated December 2, 2024

PROSPECTUS

Common Shares of Beneficial Interest

WisdomTree XRP Fund

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The WisdomTree XRP Fund (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that will be listed on the Cboe BZX Exchange, Inc. (the “Exchange”) and will trade under the ticker symbol “[TICKER].” WisdomTree Digital Commodity Services, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, [] (the “XRP Custodian”) is the custodian of the Trust with respect to the Trust’s XRP holdings.

The Trust’s investment objective is to gain exposure to the price of XRP, less expenses and liabilities of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold XRP and will value its Shares daily based on the [Reference Rate] (the “Reference Rate”), which is an independently calculated value based on an aggregation of executed trade flow of major XRP spot platforms.

When the Trust sells or redeems its Shares, it will do so in blocks of [5,000] Shares (a “Basket”) based on the quantity of XRP attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). These transactions will take place in exchange for cash. Subject to the Exchange receiving the necessary regulatory approval to permit the Trust to create and redeem Shares in-kind for XRP (the “In-Kind Regulatory Approval”) these transactions may also take place in exchange for XRP. However, the timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that the Exchange will ever receive In-Kind Regulatory Approval. The Sponsor will notify Shareholders via a posting on the Trust’s website, prospectus supplement, post-effective amendment, through a current report on Form 8-K or in the Trust’s annual or quarterly reports in the event that the Exchange receives In-Kind Regulatory Approval and the Sponsor determines to allow in-kind creations and redemptions. For a subscription of Shares, the subscription shall be in the amount of cash needed to purchase the amount of XRP represented by the Basket being created as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the XRP represented by the Basket to be sold and the cash proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver cash to the Trust’s account with the Cash Custodian (as defined below) in exchange for Shares when they purchase Shares and will receive cash from the Cash Custodian when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive XRP as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving XRP as part of the creation or redemption process.

The Trust will create Shares by receiving XRP from a third-party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third-party to deliver the XRP. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the XRP to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the XRP to the Trust. The Trust will redeem shares by delivering XRP to a third-party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third-party to receive the XRP. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the XRP from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the XRP from the Trust.

[ ] (the “Seed Capital Investor”) purchased: (i) $[ ] in Shares at a price per Share of $[ ] on [ ], 2025, and (ii) $[ ] in Shares at a price per Share of $[ ] on [ ], 2025, for a total of $[ ] , resulting in total ownership of [ ] Shares (the “Seed Shares”). The Seed Capital Investor will act as a statutory underwriter in connection with this purchase. The Seed Capital Investor may offer all of the Seed Shares to the public pursuant to this Prospectus. The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Shares, and its activities with respect to the Seed Shares will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future. The Trust has agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “1933 Act”), and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

The initial price per Share is $[ ] and was selected as an appropriate and convenient price that would facilitate secondary market trading of shares.

Investors who decide to buy Shares of the Trust or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares of the Trust. Prior to this offering, there has been no public market for the Shares. Investing in the Trust involves risks similar to those involved with an investment directly in XRP and other significant risks.

The offering of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the 1933 Act. The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u). Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets if purchased from the Trust with a view towards distribution of such Shares.

The Trust qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

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RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO INVEST IN THIS TRUST. AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS (INCLUDING THE POTENTIAL FOR QUICK, LARGE LOSSES) AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD XRP OR INTERESTS RELATED TO XRP. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR POTENTIAL INVESTMENT IN THIS TRUST. THEREFORE, BEFORE YOU DECIDE TO INVEST, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, AND YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE [11].

THE TRUST IS NOT A MUTUAL FUND REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) AND IS NOT SUBJECT TO REGULATION UNDER THE 1940 ACT. THE TRUST IS NOT A COMMODITY POOL FOR PURPOSES OF THE COMMODITY EXCHANGE ACT OF 1936, AS AMENDED (THE “CEA”), AND THE SPONSOR IS NOT SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR. THE TRUST’S SHARES ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Prospectus is [ ], 2025

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

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PROSPECTUS SUMMARY

This is only a summary of the information contained in this Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

Overview of the Trust, the Sponsor and Certain other Service Providers

The WisdomTree XRP Fund (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that will be listed on the Cboe BZX Exchange, Inc.(the “Exchange”) and will trade under a ticker symbol “[TICKER].”

WisdomTree Digital Commodity Services, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and [_____] (the “XRP Custodian”) is the custodian of the Trust that will hold all of the Trust’s XRP on the Trust’s behalf.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to gain exposure to the price of XRP, less expenses and liabilities of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold XRP and will value its Shares daily based on the value of XRP as reflected by the [_____] (the “Reference Rate”), which is an independently calculated value based on an aggregation of executed trade flow of major XRP spot platforms. The Reference Rate currently [Reference Rate methodology]. There can be no assurance that the Trust will achieve its investment objective. The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of XRP. Accordingly, the Sponsor does not speculatively sell XRP at times when its price is high nor does the Sponsor speculatively acquire XRP at low prices in the expectation of future price increases. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Except with respect to securing the repayment of Trade Credits, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement.

When the Trust sells or redeems its Shares, it will do so in blocks of [5,000] Shares (a “Basket”) based on the quantity of XRP attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). These transactions will take place in exchange for cash. Subject to the Exchange receiving the In-Kind Regulatory Approval these transactions may also take place in exchange for XRP. For a subscription of Shares, the subscription shall be in the amount of cash needed to purchase the amount of XRP represented by the Basket being created as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the XRP represented by the Basket to be sold and the cash proceeds distributed. Authorized Participants will deliver cash to the Trust’s account with the Cash Custodian (as defined below) in exchange for Shares when they purchase Shares, and will receive cash from the Cash Custodian, as applicable, when they redeem Shares with the Trust. The Transfer Agent (as defined below) will facilitate the processing of purchase and sale orders in Baskets from the Trust. The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive XRP as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving XRP as part of the creation or redemption process.

The initial price per share is $[ ] and was selected as an appropriate and convenient price that would facilitate secondary market trading of shares.

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An investment in the Shares is anticipated to be:

•	Easily Accessible. As the Shares will be listed on the Exchange, investors can invest in a portfolio comprised of XRP through a traditional brokerage account. The Trust provides investors with the opportunity to access the market for XRP through a traditional brokerage account without the potential barriers to entry or certain of the risks involved with holding or transferring XRP directly, acquiring it from a trading platform, or mining it. Investors may be able to more effectively implement strategic and tactical asset allocation strategies by investing in the Shares as compared to other means of investing in XRP.

•	Exchange-traded and Transparent. The Shares will trade on the Exchange, providing investors with an efficient means to implement various investment strategies. Furthermore, the Sponsor undertakes to cause the Trust’s holdings in XRP to be posted at www.wisdomtree.com/investments daily, providing investors with a clear and timely picture of the Trust’s holdings in XRP.

•	Competitively Priced. The Sponsor’s fee and certain other expenses paid by the Trust represent costs to an investor in the Shares. An investor’s decision to purchase Shares may be influenced by such fees and expenses relative to the costs associated with investing in XRP by other means.

Except when aggregated in Baskets, Shares are not redeemable securities.

Baskets are only redeemable by Authorized Participants.

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XRP and the XRP Ledger

XRP is a digital asset that is created and transmitted through operations of the XRP Ledger, a distributed ledger upon which XRP transactions and processed and settled. The XRP Ledger is based on a shared public ledger similar to the Bitcoin network, however, unlike the Bitcoin network, which emphasizes store of value, the XRP Ledger focuses on transaction utility, seeking to provide fast, low-cost cross-border payments. XRP can be used to pay for goods and services or converted to fiat currencies, such as the U.S. dollar. It is designed to be a global real-time payment and settlement system, improving the speed of value transfer and reducing the fees and delays typically seen in traditional interbank payment systems.

No single entity controls the XRP Ledger. Instead, a network of independent nodes validates transactions using a consensus-based algorithm, the Ripple Protocol Consensus Algorithm (“RPCA”). This method, unlike the proof-of-work mechanism used by the Bitcoin blockchain, allows the XRP Ledger to be fast, energy-efficient, and scalable—key features for its prominent use in cross-border financial transactions. The RPCA relies on trusted validators rather than energy-intensive mining. This makes the system lightweight in energy use and suitable for high-volume use cases, such as cross-border payments, handling up to 1,500 transactions per second. Additionally, because validators do not need to spend resources on mining, the transaction fees are relatively low, typically just a fraction of a cent per transaction.

A network of independent validator nodes validate transactions on the XRP Ledger. These nodes do not mine new blocks but instead participate in a consensus process to ensure transactions are valid and correctly ordered on the ledger. Any node can act as a validator, but for practical purposes, the XRP Ledger depends on a trusted set of validators known as the Unique Node List (the “UNL”). Validators can be individuals, institutions, or organizations, and they ensure the integrity and accuracy of the ledger. Each node maintains a UNL, which is a list of other validators that the node trusts. For the consensus process to work, there needs to be some overlap in the UNLs across different nodes.

Unlike digital assets such as bitcoin or ether, XRP was not and is not mined gradually over time. All 100 billion XRP tokens were created when the XRP Ledger launched in 2012. Every XRP token in existence today was created at that time, eliminating the need for a mining process. Of the 100 billion XRP generated by the XRP Ledger’s code, the founders of Ripple Labs Inc., a corporation incorporated and existing under the laws of Delaware (“Ripple Labs”) retained 20 billion XRP, and the remaining 80 billion XRP were allocated to Ripple Labs Inc.

For more information on XRP and the XRP Ledger, see XRP, XRP Market, XRP Platforms and Regulation of XRP beginning on page [ ].

The Reference Rate

The Reference Rate was introduced on [ ] and the administrator of the Reference Rate is [ ] (the “Benchmark Administrator”). [Reference rate methodology description].

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Reference Rate data and the description of the Reference Rate are based on information made publicly available by the Benchmark Administrator on its website at [ ]. None of the information on the Benchmark Administrator’s website is incorporated by reference into this Prospectus.

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

•	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

•	comply with any new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012, unless the SEC determines otherwise.

The Trust will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which it has $1.235 billion or more in total annual gross revenues, (ii) the date on which the Trust is deemed to be a large accelerated filer, (iii) the date on which it has, during the previous three year period, issued more than $1.0 billion of non-convertible debt or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on [ ], 2024, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the First Amended and Restated Trust Agreement, dated as of [ ], 2024, as may be further amended and restated from time to time (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on March 5, 2021.

Principal Offices

The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Sponsor’s address is 250 West 34th Street, 3rd Floor, New York, NY 10119, and its telephone number is 866-909-9473 (WISE). The Trust Administrator’s, Fund Accountant’s, and Transfer Agent’s principal office is located at [ ]. The Cash Custodian’s principal office is located at [ ] and the XRP Custodian’s address is [ ].

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The Trust’s Service Providers

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. In addition, the Sponsor:

(i) selects (and may remove, change or replace) the Trust’s other service providers, including the Trustee, Trust Administrator, Transfer Agent, Custodian, Marketing Agent and the Trust’s auditor, as well as the Reference Rate;

(ii) negotiates various agreements and fees; and

(iii) performs such other services as the Sponsor believes that the Trust may from time to time require.

As further described below, (i) the Trust will pay the Sponsor a fee for its services provided to the Trust; and (ii) the Sponsor has agreed to pay routine operational, administrative and ordinary expenses of the Trust as further detailed below. The Sponsor will not be reimbursed in connection with the payment of such expenses.

The Trustee

The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the Delaware Statutory Trust Act.

The Trust Administrator, Fund Accountant and Transfer Agent

The Bank of New York Mellon (“BNYM”) serves as the Trust’s administrator (the “Trust Administrator” or “Administrator”), fund accountant (the “Fund Accountant”) and transfer agent for the Trust (the “Transfer Agent”). Under the Administration Agreement, the Trust Administrator provides certain services necessary for the administration of the Trust and also provides certain services necessary for the operation of the Trust, including net asset value calculations and accounting services. Under the Transfer Agency Agreement, the Transfer Agent facilitates the issuance and redemption of Shares of the Trust.

The Custodians

XRP Custodian [ ] serves as the Trust’s custodian for XRP (the “XRP Custodian”), other than XRP which is maintained in a trading account (the “Trading Balance”) with [ ] (the “Prime Execution Agent”, [which is an affiliate of the XRP Custodian]), as further described below. Under the XRP Custody Agreement, the XRP Custodian is responsible for safekeeping all of the XRP owned by the Trust.

Cash Custodian [ ] serves as the Trust’s custodian for the Trust’s cash (the “Cash Custodian”). Under the Cash Custodian Agreement (the “Cash Custody Agreement”), the Cash Custodian is responsible for safekeeping all of all cash and other non-digital assets owned by the Trust, if any, other than cash which is maintained in the Trading Balance with the Prime Execution Agent, as further described below.

The Marketing Agent

[ ] (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

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The Trust’s Fees and Expenses

The Trust will pay the Sponsor a fee of [ ]% (the “Sponsor Fee”). The Sponsor Fee is calculated on a daily basis (accrued at 1/365 of the applicable percentage of the net asset value (the “NAV”) on that day) and paid on a monthly basis. For a six-month period commencing on the day the Shares are initially listed on the Exchange, the Sponsor will waive the entire Sponsor Fee for the first $1.0 billion of the Trust’s assets. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue and be payable in U.S. dollars. The Trust’s only ordinary recurring expense is expected to be the Sponsor Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Trust Administrator, Fund Accountant, Transfer Agent, and Marketing Agent, the Custodians’ Fee, Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. There is no cap on the amount of these Sponsor paid expenses.

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

The Trust may incur certain non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing charges or fees, XRP Ledger fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the XRP Ledger), any indemnification of the Cash Custodian, XRP Custodian, Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

Because the Trust does not have any income, it will need to sell XRP to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of XRP held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell XRP to pay the Sponsors Fee. The result of these sales is a decrease in the amount of XRP represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert XRP into U.S. dollars at the price available through the Prime Execution Agent. The number of XRPs represented by a Share will decline each time the Trust pays the Sponsor Fee or any Trust expenses not assumed by the Sponsor by transferring or selling XRPs. The Trust is responsible for paying any costs associated with the transfer of XRP to the Sponsor or the sale of XRP. However, under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of XRP incurred in connection with the fulfillment of a creation or redemption order.

Understanding Custody (Storage) of Digital Assets such as XRP

There 2 main options for storage:

•	Hot storage: Private keys used to sign transactions and prove ownerships of funds are held on online devices, that is to say connected to internet, and therefore do not necessarily require human intervention to extract. As it is online it is more accessible, but it is also more likely to be a target for attackers. Common market practice is to only keep a small amount of a given cryptocurrency in hot wallets for trading, quick transfer etc. Attacks on holdings of cryptocurrencies and hacking of private keys commonly impacts hot wallet storage, as opposed to cold wallet storage.

•	Cold storage: Private keys used to sign transactions and prove ownerships of funds are held on offline devices (i.e., without connection to the internet) and therefore requires human intervention to extract. This feature makes it more secure, as further described immediately below, but more difficult to access.

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Custody (Storage) of the Trust’s XRP

The Trust’s XRP Custodian will keep custody of all of the Trust’s XRP in one or more accounts that are required to be segregated from the assets held by the XRP Custodian as principal and the assets of its other customers (the “Vault Balance”), other than that which is maintained in the Trading Balance. The Trust’s XRP, and the corresponding private keys, associated with the Vault Balance will be held in “cold storage”. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s XRP is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. The Trust’s XRP will remain in the Vault Balance, and thereby in cold storage, except when transferred to and from the Trading Balance in connection with (i) the receipt and delivery of XRP from and to third parties, such as the Trade Execution Agent; (ii) selling XRP to pay the Trust’s expenses and liabilities that are not included within the Sponsor Fee, if any; and (iii) paying the Sponsor Fee. XRP within the Trading Balance will generally be held in “hot storage”.

Cold storage of private keys may involve keeping such keys in an offline environment or non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The XRP Custodian may receive deposits of XRP but may not send XRP without use of the corresponding private keys. In order to send XRP when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the XRP Custodian can transfer the XRP. Investors should, however, be aware that XRP in transit to cold storage or from cold storage will be exposed to the internet.

With respect to the Trust’s Trading Balance, the Trust does not have an identifiable claim to any particular XRP. Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the XRP (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s XRPs (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the XRP associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell XRP on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of XRP that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has indicated to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

Net Asset Value

NAV means the total assets of the Trust including, but not limited to, all XRP, cash or other assets, less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the U.S., consistently applied under the accrual method of accounting. The Trust Administrator calculates the NAV of the Trust and NAV per Share once each day that the Exchange is open for regular trading. The Sponsor undertakes to post each daily NAV and NAV per Share at www.wisdomtree.com/investments.

Plan of Distribution

The Trust continuously offers Baskets consisting of [5,000] Shares to Authorized Participants. See “Creation and Redemption of Shares.” Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

The offering of the Shares is a best efforts offering. The Trust does not intend to issue fractions of a Basket. The Shares are traded on the Exchange under the symbol “[TICKER].” Prior to this offering, there has been no public market for the Shares. Investors that purchase Shares through a commission or fee-based brokerage account may pay commissions or fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

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Federal Income Tax Considerations

It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they will incur a proportionate share of the expenses of the Trust. Consequently, each sale of XRP by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using XRP to pay expenses of the Trust) would constitute a taxable event to shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of cash. Deposits of cash are held by the Cash Custodian or Prime Execution Agent on behalf of the Trust. Once the cash is used to purchase the applicable amount of XRP, such XRP is moved from the Trading Balance and held by the XRP Custodian on behalf of the Trust.

Summary of Risk Factors

An investment in the Trust involves significant risks and a high degree of risk. Digital assets, such as XRP, are highly speculative and investors have the potential for loss of their entire investment in Shares. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 12.

•	There can be no assurance that the Trust will achieve its investment objective.

•	There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities.

•	An investment in the Trust carries with it the inherent risks associated with investments in XRP, the trading prices for which have exhibited high levels of volatility and may continue to do so. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust.

•	Investors considering a purchase of Shares of the Trust should carefully consider how much of their total assets should be exposed to the XRP market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

•	The value of the Shares depends on the development and acceptance of the Ripple network. The Ripple network is still developing, with a limited history. There is no guarantee that the use of the Ripple network and XRP itself will continue to grow. Any slowdown or halt in the development or acceptance of the Ripple network could negatively affect an investment in the Trust.

•	The trading prices of many digital assets, including XRP, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of XRP, could significantly reduce the value of the Shares, potentially causing the Shares to lose all or substantially all of their value.

•	Regulation of XRP and the Ripple network continues to evolve in both the U.S. and foreign jurisdictions, which may lead to restrictions on the use of XRP or otherwise affect the demand for XRP.

•	Investors should also consider broader market dynamics and economic factors that influence the digital asset landscape. Market sentiment, technological advancements, and competition from other digital currencies and payment systems play a significant role in shaping the future viability and valuation of XRP and the Ripple network. Therefore, an investment in Shares involves inherent risks and uncertainties that necessitate careful consideration and due diligence.

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•	Disruptions at trading platforms and in the OTC market could adversely affect the availability of XRP.

•	The loss or destruction of certain “private keys,” including by the XRP Custodian, could prevent the Trust from accessing its XRP. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.

•	XRP transactions are irrevocable and stolen or incorrectly transferred XRP may be irretrievable. As a result, any incorrectly or unexpected XRP transactions could adversely affect an investment in the Trust.

•	The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust and its service providers expose the Trust and its Shareholders to the risk of loss of the Trust’s XRP for which no person or entity is liable.

•	The lack of using a bank custodian, or the loss of a critical banking relationship for, or the failure of a bank used by, the Trust, could adversely impact the Trust, its ability to operate or could cause losses to the Trust.

•	The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of XRP and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

•	The Reference Rate has a limited history and the price of XRP reflected therein is an average composite reference rate calculated using [methodology]from certain trading platforms. These trading platforms may change over time and the Benchmark Administrator may remove or add trading platforms to the Reference Rate in the future, as well as the provisions of its publicly available criteria (the “Reference Rate Criteria”) accessible on its website at [ ]. The Reference Rate could fail or may not otherwise accurately track the global XRP price, which could adversely affect the value of the Shares.

•	The Trust’s return will likely not match the performance of the price of XRP because the Trust incurs operating expenses. Further, the amount of XRP represented by the Shares will decline over time.

•	The NAV of the Trust may not always correspond to the market price of its Shares or the global price of XRP for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of trading platforms due to fraud, failure, security breaches or otherwise. As a result, Baskets may be created or redeemed at a dollar value that differs from the market price of the Shares. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to NAV. Investors also should note that the size of the Trust in terms of total assets held may change substantially over time and from time to time as Baskets are created and redeemed.

•	Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

•	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (“1940 Act”) or the protections afforded by the Commodity Exchange Act (the “CEA”).

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RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, Prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Regulatory Risks Associated with XRP, the XRP Ledger and XRP Trading Markets

A determination that XRP is a “security” may adversely affect the price of XRP and the value of the Shares and may also adversely affect the Trust’s operations

Digital assets, including XRP, may be classified as securities under U.S. federal securities laws, depending on their characteristics. Determining whether a particular digital asset qualifies as a security is complex and unpredictable, and it is possible that valid legal arguments can be made both for and against their classification as securities. Additionally, the SEC has suggested that the status of a digital asset may change over time as circumstances evolve.

In December 2020, the SEC filed a complaint against Ripple Labs Inc., a corporation incorporated and existing under the laws of Delaware (“Ripple Labs”) and two executives, accusing them of conducting unregistered securities offerings by selling XRP in violation of Section 5 of the 1933 Act. Section 5 prohibits offering or selling securities without filing a registration statement with the SEC. Ripple did not deny selling XRP without a registration statement, so the court needed to decide if XRP was sold as a security. On July 13, 2023, the court ruled that XRP itself is not inherently a security. However, it found that Ripple’s direct sales of XRP to certain sophisticated buyers through contracts violated the 1933 Act. In contrast, programmatic sales of XRP on digital asset trading platforms and XRP distributed as employee compensation or incentives did not constitute securities sales. The court entered a final judgment on August 7, 2024. On October 2, 2024, the SEC filed an appeal to the United States Court of Appeals for the Second Circuit, and on October 10, 2024, Ripple filed a cross-appeal. Similarly, in June 2023, the SEC brought suit against two of the largest operators of digital asset trading platforms in Securities and Exchange Commission v. Binance Holdings Ltd., et al (the “Binance Complaint”) and Securities and Exchange Commission v. Coinbase, Inc., and Coinbase Global, Inc. (the “Coinbase Complaint”), alleging that Binance and Coinbase had solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. The Binance Complaint and the Coinbase Complaint have led, and may in the future lead, to further volatility in digital asset prices.

These SEC actions have triggered increased volatility in the digital asset market. For example, in the years prior to the filing of the Ripple Complaint, XRP’s market capitalization at times reached over $140 billion. However, in the weeks following the Ripple Complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. Likewise, in the days following the announcement of the Binance Complaint and Coinbase Complaint, the price of various digital assets, including bitcoin, ether and XRP, declined significantly and may continue to decline as these cases advance through the federal court system.

Other judges, such as in cases involving the application of the U.S. federal securities laws to TerraUSD and LUNA, have expressed differing views, adding to the uncertainty about how courts and regulators classify digital assets, including XRP, as securities. In July 2023, another judge in the S.D.N.Y., in litigation between the SEC and the issuer of the TerraUSD and LUNA digital assets, suggested that he disagreed with the approach underlying the XRP decision. The Binance Complaint, the Coinbase Complaint, and the SEC’s actions against XRP’s issuer and the issuer of the TerraUSD and LUNA digital assets, as well as seemingly inconsistent views of different district court judges, underscore the continuing uncertainty around which digital assets are securities, and demonstrate that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual use in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security. The outcome of these lawsuits and others may result in the substantial restructuring of the digital asset market in the United States, including because most digital asset business models are not compatible with securities regulations. If XRP is classified as a security, it could become difficult or impossible to trade, clear, or custody XRP through U.S. channels used by non-security digital assets. This would significantly reduce liquidity and hinder market participants’ ability to convert XRP into U.S. dollars.

Any further SEC or state enforcement action asserting that XRP is a security, or a court ruling to that effect, would likely have an immediate and severe negative impact on XRP’s trading price and the value of the Shares. The Trust may also face significant challenges. The Trust could be considered an unregistered investment company, forcing liquidation, or deemed to have engaged in distributing unregistered securities, leading to civil or criminal penalties. The Trust and its Sponsor could face additional registration requirements under the 1940 Act and the Investment Advisers Act of 1940, as amended (“the Advisers Act”). This could lead to substantial recurring or one-time expenses that may harm the value of the Shares. If the Trust or Sponsor chooses not to comply with these regulatory requirements, they may terminate the Trust, potentially forcing liquidation at a disadvantageous time for shareholders. There’s no assurance that courts or regulators will agree with the Trust’s position that XRP is not a security.

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Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

As XRP and digital assets have grown in both popularity and market size, the U.S. regulatory regime—namely the Federal Reserve Board, the U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, the Financial Crimes Enforcement Network (“FinCEN”), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House—have issued reports and releases concerning digital assets, including XRP and digital asset markets. As long as there is uncertainty as to whether and to what extent digital assets are subject to federal securities laws, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings. The U.S. Congress is also actively preparing new legislation to address certain market structure issues relating to digital assets and stablecoins. The outcome of this legislation is unknown. Both the outcome of the pending SEC enforcement actions and federal legislation are highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

The SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts the price of digital assets, including XRP.

In August 2021, Gary Gensler, the Chairman of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. Chair Gensler expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” Chair Gensler called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and XRP held by the Trust specifically. Subsequent to Chair Gensler’s assertions in August 2021, in April 2022, he announced that he instructed the SEC staff to work (i) to register and regulate digital asset platforms like securities exchanges; (ii) with the CFTC on how to jointly address digital asset platforms that trade both securities and non-securities; (iii) on segregating out digital asset platforms’ custody of customer assets, if appropriate; and (iv) on segregating out the market making functions of digital asset platforms, if appropriate. At the same time and continuing through the date of this Prospectus, the U.S. Congress continues to consider and debate a variety of proposals regarding how digital assets should be characterized and regulated.

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In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain XRP-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remain an examination priority for 2023. In particular, OCIE intended to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

The Office of Foreign Assets Control (“OFAC”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether XRP that has been associated with such addresses in the past can be easily sold. This “tainted” XRP may trade at a substantial discount to untainted XRP. Reduced fungibility in the XRP markets may reduce the liquidity of XRP and therefore adversely affect its price.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

On March 9, 2022, President Biden signed an Executive Order on Ensuring Responsible Development of Digital Assets (the “Executive Order”), which outlined a unified federal regulatory approach to addressing the risks and benefits of digital assets. The Executive Order articulated various policy objectives related to digital assets, including investor protections, financial and national security risks, and responsible development and use of digital assets. The Executive Order directed federal government departments and agencies to produce various reports, frameworks, analyses, and regulatory and legislative recommendations to the Biden Administration. The policies and objectives of the Executive Order are broad, and, at this time, it is unclear what impact it may have on the regulation of XRP and other digital assets. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC in the remainder of 2023 and beyond.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of XRP and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of 2023, only Rhode Island has adopted the model law, while three other states have introduced it. It is still unclear; however, how many states will ultimately adopt some or all of the model legislation.

In June 2021, the government of El Salvador announced and passed legislation that identified XRP as legal tender in El Salvador. Other South and Central American political leaders have indicated a desire to explore the issues relating to legal tender status for XRP. In April 2022, the government of the Central African Republic announced its adoption of XRP as legal tender in the Central African Republic. It is unclear whether the designation of XRP as legal tender in El Salvador, the Central African Republic, or any other country will impact the regulatory treatment of XRP in the United States, or whether other countries will adopt similar legislation.

The U.S. Congress is actively preparing new legislation to address certain market structure issues relating to digital assets and stablecoins. The outcome of this legislation is unknown. Both the outcome of the pending SEC enforcement actions and federal legislation are highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate. Proposed legislation includes:

•	On February 15, 2022, Representative Warren Davidson introduced the “Keep Your Coins Act,” which is intended “[t]o prohibit Federal agencies from restricting the use of convertible virtual currency by a person to purchase goods or services for the person’s own use, and for other purposes.” That same day, Congressman Josh Gottheimer also announced a discussion draft of the “Stablecoin Innovation and Protection Act,” which is intended to define “qualified stablecoins” to differentiate them from “more volatile cryptocurrencies.”

•	On March 17, 2022, Senators Elizabeth Warren, Jack Reed, Mark Warner, and Jon Tester introduced the Digital Asset Sanctions Compliance Enhancement Act in an attempt to ensure blacklisted Russian individuals and businesses do not use cryptocurrency to evade economic sanctions. The bill does not come without controversy, however, as it “would place sweeping restrictions on persons who build, operate and use cryptocurrency networks even if they have no knowledge or intent to help anyone evade sanctions,” according to policy group Coin Center.

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•	On March 28, 2022, Representative Stephen Lynch, along with co-sponsors Jesús G. García, Rashida Tlaib, Ayanna Pressley, and Alma Adams, introduced H.R. 7231, the Electronic Currency and Secure Hardware Act (ECASH Act), which would direct the secretary of the U.S. Department of the Treasury (not the Federal Reserve) to develop and issue a digital analogue to the U.S. dollar, or “e-cash,” which is intended to “replicate and preserve the privacy, anonymity-respecting, and minimal transactional data-generating properties of physical currency instruments such as coins and notes to the greatest extent technically and practically possible,” all without requiring a bank account. E-cash would be legal tender, payable to the bearer and functionally identical to physical U.S. coins and notes, “capable of instantaneous, final, direct, peer-to-peer, offline transactions using secured hardware devices that do not involve or require subsequent or final settlement on or via a common or distributed ledger, or any other additional approval or validation by the United States Government or any other third-party payments processing intermediary,” including fully anonymous transactions, and “interoperable with all existing financial institutions and payment systems and generally accepted payments standards and network protocols, as well as other public payments programs.”

•	On April 6, 2022, Senator Pat Toomey released a draft of his Stablecoin Transparency of Reserves and Uniform Safe Transactions Act, or Stablecoin TRUST Act. The draft bill contemplates a “payment stablecoin,” which is convertible directly to fiat currency by the issuer. Only an insured depositary institution, a money transmitting business (authorized by its respective state authority) or a new “national limited payment stablecoin issuer” would be eligible to issue payment stablecoins. Additionally, payment stablecoins would be exempt from the federal securities requirements, including the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”), and the 1940 Act.

•	On June 7, 2022, Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” which was drafted to “create a complete regulatory framework for digital assets that encourages responsible financial innovation, flexibility, transparency and robust consumer protections while integrating digital assets into existing law.” Importantly, the legislation would assign regulatory authority over digital asset spot markets to the CFTC and codify that digital assets that meet the definition of a commodity, such as XRP and ether, would be regulated by the CFTC.

•	In 2023 and continuing in 2024, Congress continued to consider several stand-alone digital asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the Bank Secrecy Act (“BSA”) will apply to cryptocurrency providers. The Financial Innovation and Technology for the 21st Century Act (“FIT for the 21st Century Act”) advanced through the House in a vote along bipartisan lines. The FIT for the 21st Century Act would require the SEC and the CFTC to jointly issue rules or guidance that would outline their process in delisting a digital asset that they deem inconsistent with the CEA, federal securities laws and the FIT for the 21st Century Act. The bill, in part, would also provide a certification process for blockchains to be recognized as decentralized, which would allow the SEC to challenge claims made by token issuers about meeting the outlined standards.

Legislative efforts have also focused on setting criteria for stablecoin issuers and what rules will govern redeemability and collateral. The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry (the “McHenry bill”), would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin. The McHenry bill would establish bank-like regulation and supervision for federal qualified nonbank payment stablecoin issuers. These requirements include capital, liquidity and risk management requirements, application of the Bank Secrecy Act and the Gramm-Leach-Bliley Act’s customer privacy requirements, certain activities limits, and broad supervision and enforcement authority. The McHenry bill would grant state regulators primary supervision, examination and enforcement authority over state stablecoin issuers, leaving the Federal Reserve Board with secondary, backup enforcement authority for “exigent” circumstances. The McHenry bill would also amend the Advisers Act, the 1940 Act, the 1933 Act, the 1934 Act and the Securities Investor Protection Act of 1970 to specify that payment stablecoins are not securities for purposes of those federal securities laws.

Several other bills have advanced through Congress to curb crypto as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act”, another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in cryptocurrency. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

In a similar effort to prevent money laundering and stop crypto-facilitated crime and sanctions violations, bipartisan legislation was introduced to require decentralized finance (“DeFi”) services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (CANSEE) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other cryptocurrency companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

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The extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty and may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including XRP, which could have a negative effect on the price of XRP, which in turn would have a negative effect on the value of the Trust’s Shares. The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and XRP, specifically.

XRP is a relatively new technological innovation with a limited operating history.

XRP has a relatively limited history of existence and operations. There is a limited established performance record for the price of XRP and, in turn, a limited basis for evaluating an investment in XRP. Although past performance is not necessarily indicative of future result, if XRP had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

The Trust will not directly or indirectly participate in any staking program, and accordingly investors will not receive any staking rewards or other income.

The XRP Ledger does not use proof-of-stake validation. Accordingly, neither the Trust, nor the Sponsor, nor the XRP Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Trust’s XRP becomes subject to proof-of-stake validation or is used to earn additional XRP or generate rewards or other income. Accordingly, the Trust may underperform other pooled investment vehicles that may participate in staking. Investors who seek to participate in staking rewards should consider other investment options.

The fixed supply of XRP may negatively impact the operation of the XRP Ledger.

Unlike other digital assets such as bitcoin or ether, XRP is not and was not mined gradually over time. Instead, all 100 billion XRP tokens were created at the time of the XRP Ledger’s launch in 2012. This means that every XRP token that exists today, or will ever exist, was generated from the outset of the XRP Ledger. As a result, there is no ability for the supply of XRP to be adjusted in response to economic conditions. For instance, there is no ability for the supply of XRP to be increased to meet rising demand, which could lead to price volatility. In addition, unlike blockchains that utilize “proof-of-work” or “proof-of-stake” where miners or stakers are rewarded with newly minted coins or tokens, XRP validators are not incentivized by block rewards since there is no new issuance of XRP.

Additionally, the fixed supply of XRP, combined with the burning of XRP (permanently destroyed) as transaction fees, could create deflationary pressure over time. A small amount of XRP is burned with every transaction to prevent spam on the network. While the amount of XRP burned per transaction is minuscule, over time, the total supply of XRP will slowly decrease. This could lead to a deflationary environment where the decreasing supply drives up the price of XRP, making it less practical as a medium of exchange. Additionally, as the total supply of XRP slowly shrinks due to burning, liquidity could become an issue in the distant future, potentially making it harder for businesses and users to access sufficient XRP for their transactions or for the Trust to operate.

The fixed supply of XRP could also contribute to price volatility, especially if demand fluctuates significantly. Since the supply of XRP is fixed, any significant surge in demand can result in large price spikes. For example, during periods of high market activity or speculation, the price of XRP could rapidly increase due to the inability to expand supply to match demand. This volatility could make XRP less predictable for businesses that rely on it for payments. Digital assets with a flexible supply, such as stablecoins, can adjust to maintain a stable value. XRP, however, could experience price swings that make it less attractive for everyday transactions or long-term financial planning.

The fixed supply of XRP may also not scale well with rapidly expanding use cases. As more businesses, financial institutions, and payment providers adopt XRP for cross-border transactions and other use cases, there is a risk that the fixed supply may not meet the growing demand, leading to supply shortages and further price volatility. In the case of massive adoption, the scarcity of XRP could raise its value too much, making it less appealing for day-to-day transactions or use as a liquidity bridge in cross-border payments, as businesses might prefer a more stable and widely available currency.

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The significant holdings of XRP by Ripple Labs and other early stakeholders could have an adverse effect on the market price of XRP.

Ripple Labs holds a large portion of the XRP supply, which has led to concerns about centralization. Despite escrow mechanisms that gradually release XRP into the market, Ripple Labs still retains control over a significant portion of XRP, which can impact market dynamics if large amounts are sold. The concentration of XRP in the hands of Ripple Labs and early stakeholders could affect the market’s confidence in XRP as a decentralized asset.

Trading on platforms outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. exchanges, and regulatory changes or actions in foreign jurisdictions may impact the value of Shares.

To the extent any of the Trust’s trading is conducted on platforms outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the XRP Ledger), the digital asset markets (including the XRP market), and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets (including XRP) by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of XRP. The effect of any future regulatory change on the Trust or XRP is impossible to predict, but such change could be adverse to the Trust and the value of the Shares.

Digital assets such as XRP are relatively new, and the value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

Digital assets such as XRP are relatively new, and the value of the Shares is influenced by a wide variety of factors that are uncertain and difficult to evaluate, such as the infancy of their development, their dependence on technologies such as cryptographic protocols, their dependence on the role played by miners and developers and the potential for malicious activity. For example, the following are some of the risks that could materially adversely affect the value of the Shares:

•	XRP’s lack of a physical form, reliance on technology for its creation, existence and transactional validation and its decentralization may subject its integrity to the threat of malicious attacks and technological obsolescence.

•	The trading prices of many digital assets, including XRP, have experienced extreme volatility in recent periods and may continue to do so. Based on available data, XRP has demonstrated significant price volatility in recent years. In 2021, the value of XRP, like other digital assets, experienced a steep increase, followed by sharp declines in 2022. During the 2021-2022 cycle, the price of XRP reached a peak of approximately $1.96 in April 2021 and bottomed out at around $0.32 in June 2022, marking a significant drawdown of over 83%. These episodes of rapid price appreciation followed by sharp declines have occurred multiple times throughout XRP’s history, including in previous market cycles. As with other digital assets, extreme volatility in the XRP market may persist, and the value of the Shares could significantly decline in the future without recovery. The broader digital asset markets may still be experiencing speculative bubbles or may face similar bubbles again in the future. For example, in the first half of 2022, platforms such as Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, leading to a significant loss of confidence among participants in the digital asset ecosystem and generating negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (FTX), one of the largest digital asset platforms by volume at the time, halted customer withdrawals due to liquidity issues and insolvency rumors, which were later confirmed by its CEO. Shortly after, FTX’s CEO resigned, and FTX, along with many of its affiliates, filed for bankruptcy in the United States. Other affiliates entered insolvency or liquidation proceedings globally. Following these events, the U.S. Department of Justice charged FTX executives with fraud, while the SEC and CFTC brought civil charges against certain senior executives, including the former CEO. After FTX’s collapse, several other digital asset companies, such as BlockFi Inc. and Genesis Global Capital LLC (Genesis), also filed for bankruptcy. These events caused extreme volatility in digital asset markets and eroded confidence, which has continued to negatively impact market liquidity. Entities affiliated with FTX had been involved in significant trading activity, and the fallout has affected XRP and other digital assets, with potential further price declines likely if market conditions remain unstable. In response to these events, regulatory and enforcement scrutiny has increased from authorities such as the Department of Justice, SEC, CFTC, and Congress, among others. These ongoing developments contribute to the uncertainty surrounding XRP and the broader digital asset industry. Extreme volatility may persist, and further declines in XRP’s trading price could have a material adverse effect on the value of the Shares, potentially leading to the Shares losing all or most of their value. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole. Extreme volatility in the future, including further declines in the trading prices of XRP, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of XRP.

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•	The loss or destruction of a private key required to access a digital asset such as XRP may be irreversible. If a private key is lost, destroyed or otherwise compromised, including by the XRP Custodian, the Trust will be unable to access the XRP corresponding to that private key, resulting in loss.

•	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks, including the XRP Ledger. Further, given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because XRP is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and a theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

•	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the XRP Ledger, would affect the ability to transfer digital assets, including XRP, and, consequently, adversely affect their value.

•	Because XRP has no physical existence beyond the record of transactions on the XRP Ledger, a variety of technical factors related to the XRP Ledger could also impact the price of XRP. For example, any disruption to the XRP Ledger’s operations—whether due to bugs, outages, or failures in the RPCA—could undermine trust in the system. If the XRP Ledger were to experience a prolonged disruption, it could lead to a loss of confidence among users and investors, negatively affecting XRP’s price. The XRP Ledger relies on a decentralized network of validators to confirm transactions. If a significant portion of the validators were to go offline, become compromised, or collude in a malicious manner, it could slow or halt transactions. This could reduce trust in the network’s security and reliability, impacting XRP’s value. While the RPCA, the consensus algorithm that the XRP Ledger uses, is faster and more energy-efficient than Bitcoin’s proof-of-work, any newly discovered vulnerabilities in the algorithm could be exploited to manipulate transaction validation, causing potential market instability and price drops.

•	Major software upgrades or forks (where the blockchain splits into two or more versions) could lead to uncertainty around which version of the XRP Ledger is legitimate. While forks have been more common in other blockchain ecosystems (like Bitcoin or Ethereum), such events could still cause confusion, reducing confidence in XRP and leading to price volatility.

•	The XRP Ledger operates through voluntary consensus among validators. However, achieving full consensus or clear governance can sometimes be challenging, which may hinder the network’s ability to grow and solve issues. Unlike some decentralized networks, the XRP Ledger relies on trusted validators rather than a fully permissionless system.

•	The software protocol of the XRP Ledger is maintained by a group of core developers who propose changes to its source code. These developers evolve over time based on their contributions and participation. If a significant portion of validators adopts new protocols, the XRP Ledger will update accordingly. However, this can sometimes affect the value of XRP, depending on the impact of the changes.

•	The open-source nature of the XRP Ledger means developers and contributors are not always compensated directly for maintaining and developing the protocol. This lack of financial incentive may slow the development of new features or solutions. Conversely, some developers might be funded by entities with interests that conflict with other participants in the ecosystem. A failure to address emerging issues or monitor upgrades effectively could harm the network and potentially lower the value of XRP.

•	XRP is selectively accepted as a payment method by merchants and businesses, though consumer adoption remains limited. Currently, XRP prices are largely influenced by speculators rather than regular transactions for goods and services. This speculative nature can lead to price volatility, which might deter further adoption by retailers and consumers.

•	Validators and users could migrate to other digital asset networks, which might negatively impact the XRP Ledger. Over time, the costs associated with maintaining the network may rise, leading to more competition between networks. If developers or users favor alternative networks, it could affect the long-term utility and stability of XRP.

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•	Though XRP doesn’t rely on mining like Bitcoin, the ledger still faces potential technical risks. Should flaws in the ledger’s source code or cryptography emerge, it could expose the network to malicious actors or cause significant disruptions. Advances in technology, such as quantum computing, could also undermine the cryptographic security of the XRP Ledger, threatening the value of XRP.

•	Some financial institutions may refuse to process XRP transactions or maintain accounts for businesses dealing in XRP. This reluctance could affect liquidity in the market and damage the public perception of XRP’s utility as a payment method. Additionally, if banks limit services for XRP users, it may impact the Trust’s ability to liquidate XRP assets efficiently.

Additionally, because digital assets, including XRP, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict or evaluate as of the date of this registration statement. As a relatively new digital asset, XRP and the XRP Ledger are still evolving. This means additional risks could arise that are difficult to foresee. The continued development of the ecosystem may bring unpredictable challenges, which could affect the value of XRP and its adoption.

The value of the Shares relates directly to the value of XRP, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the XRP held by the Trust. The price of XRP has fluctuated widely and may continue to experience significant price fluctuations, which could adversely affect the value of the Shares.

The price of XRP could drop precipitously (including to zero). Several factors may affect the price of XRP, including:

•	Regulatory changes, whether in or outside the United States, which inhibit (or ban) the holding and/or transacting in XRP. For example, the application of securities laws and other regulations to such assets is unclear in many respects, and it is possible that regulators in the United States or foreign countries may create new regulations or interpret laws in a manner that adversely affects the price of XRP. The growth of the digital assets industry in general, and the use and acceptance of XRP in particular, may also impact the price of XRP and is subject to a high degree of uncertainty.

•	As of September 30, 2024, 100 billion XRP tokens had been created, which is the total supply of XRP. However, the circulating supply is approximately 55 to 56 billion XRP and will vary day-over-day. The pace of worldwide growth in the adoption and use of XRP may depend, for instance, on public familiarity with digital assets, ease of buying and accessing XRP, institutional demand for XRP as an investment asset, consumer demand for XRP as a means of payment, regulatory or legislative developments and the availability and popularity of alternatives to XRP. Even if growth in XRP adoption occurs in the near or medium-term, there is no assurance that XRP usage will continue to grow over the long term;

•	The adoption of XRP as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the XRP Ledger, and speculative expectations related thereto;

•	Forks in the XRP Ledger;

•	Disruptions, failures, unavailability, or interruptions in service of trading venues for XRP, such as, for example, the announcement by the digital asset platform FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the recent SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action;

•	The filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in/ 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, and the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023;

•	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or XRP, and digital asset and fiat currency conversion and exchange rates;

•	Regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of XRP, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

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•	Developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the XRP Ledger becoming insecure or ineffective;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of XRP as a form of payment or the purchase of XRP on the XRP markets;

•	Increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions.

•	Global or regional political, economic or financial conditions, events and situations, such as the COVID-19 coronavirus outbreak;

•	Consumer and investor preferences and perceptions of XRP specifically and digital assets generally;

•	Decreased confidence in XRP or digital asset platforms generally due to the failure of certain XRP or digital asset platforms or their being subject to hacks, service outages, regulatory action, or manipulative trading activity, as well as to the increase or lack of regulation and transparency associated with some of them;

•	Fiat currency withdrawal and deposit policies on trading platforms;

•	The liquidity of XRP markets;

•	Levels of speculative interest and trading activity in XRP and other digital asset markets;

•	Large transfers, transactions, or sales of XRP by significant holders of XRP, including accounts held by centralized exchanges (such as in liquidation), amounts re-entering the market related to dormant accounts or addresses (including those attributed to Satoshi Nakamoto), in addition to investment and trading activities of large holders of XRP in general;

•	A “short squeeze” resulting from speculation on the price of XRP, if aggregate short exposure exceeds the number of Shares available for purchase;

•	An active derivatives market for XRP or for digital assets generally;

•	Negative publicity, media, or social media coverage or sentiment due to events in or relating to, or perception of, XRP or the broader digital assets industries or markets, which may include (i) public perception that XRP can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the XRP ecosystem, including the SEC’s enforcement actions against Ripple Labs, [ ] and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of XRP and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the XRP mining process; (v) the restriction of access to cryptocurrency by service providers or financial institutions, such as banks, disallowing the purchase of cryptocurrency;

•	Fees associated with processing a XRP transaction and the speed at which XRP transactions are settled; and

•	The availability and cost of funding and capital.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the XRP Ledger. Furthermore, the Sponsor cannot be certain as to the impact of the expansion of its XRP holdings on the digital asset industry and the XRP Ledger. A decline in the popularity or acceptance of the XRP Ledger would harm the value of the Trust.

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The spot markets on which XRP trades are relatively new and largely unregulated.

Digital asset markets, including the spot markets for XRP, are growing rapidly. The spot markets through which XRP and other digital assets trade are new and, in some cases, may be subject to but not comply with their relevant jurisdiction’s regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of XRP for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring XRP from a personal account to a third party’s account.

Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions.

As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as XRP on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset exchanges or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No XRP exchange is immune from these risks. While the Trust itself does not buy or sell XRP on XRP spot markets, the closure or temporary shutdown of XRP exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the XRP network and can slow down the mass adoption of XRP. Further, spot market failures or that of any other major component of the overall XRP ecosystem can have an adverse effect on XRP markets and the price of XRP and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the XRP spot markets, manipulation of XRP spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in XRP generally and result in greater volatility in the market price of XRP and the Shares of the Trust. Furthermore, the closure or temporary shutdown of an XRP spot market may impact the Trust’s ability to determine the value of its XRP holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

Due to the nature of private keys, XRP transactions are irrevocable and stolen or incorrectly transferred XRP may be irretrievable. As a result, any incorrectly executed XRP transactions could adversely affect an investment in the Trust.

XRP transactions are not reversible. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the XRP Ledger, an incorrect transfer of cryptocurrency, such as XRP, or a theft of XRP generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s XRP is handled by the XRP Custodian. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodian to safeguard the Trust’s XRP holdings. However, itis possible that, through computer or human error, or through theft or criminal action, the Trust’s XRP could be transferred from the Trust’s account at the XRP Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Alternatively, if the XRP Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s XRP holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise damaged or compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its XRP, which could adversely affect an investment in the Shares of the Trust. When used to sign transactions, the risk of private key theft is heightened as security measures like encryption need to be reversed in order to access and use the private key. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s XRP holdings are stolen, including from or by the XRP Custodian, the Trust could lose some or all of its XRP holdings, which could adversely impact an investment in the Shares of the Trust. Such events have occurred in connection with digital assets in the past and should not be unexpected in the future. For example, in September 2014, the Chinese digital asset platform Huobi announced that it sent XRP to the wrong customers.

Security threats to the Trust’s account with the XRP Custodian or Prime Execution Agent could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s XRP held in the Trust’s account with the XRP Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s XRP and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor, the XRP Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s XRP may be subject to theft, loss, destruction or other attack.

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The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s XRP. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, hack, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets.

The Sponsor does not control the XRP Custodian’s or Prime Execution Agent’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in the Trading Balance, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trading Balance, generally is held in hot storage on an omnibus, rather than segregated basis, which creates greater risk of loss. Even though XRP is only moved into the Trading Balance in connection with and to the extent of purchases and sales of XRP by the Trust, there are no policies that would limit the amount of XRP that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. This could create greater risk of loss of the Trust’s XRP, which could cause Shareholders to suffer losses.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of Sponsor personnel, the XRP Custodian, Prime Execution Agent, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the XRP Custodian, the private keys (and therefore XRP) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce Sponsor personnel, the XRP Custodian, Prime Execution Agent, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, the XRP Custodian and/or other Trust service providers may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the XRP Custodian, Prime Execution Agent and/or other Trust service providers could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of which could similarly result in a reduction in the price of the Shares.

The value of the Shares depends on the development and acceptance of the XRP Ledger. The slowing or stopping of the development or acceptance of the XRP Ledger may adversely affect an investment in the Trust.

The XRP Ledger and its cryptographic and algorithmic protocols have been in operation since 2012, making XRP markets part of a relatively new and evolving industry. This industry is subject to a variety of factors that are difficult to predict. The development of the digital asset sector, and the XRP Ledger in particular, remains highly uncertain. For example, the following risks may materially and adversely affect the value of the Shares:

•	As the XRP Ledger continues to evolve, certain technical issues may arise, and resolving these issues will require the attention and collaboration of the global development community working on the XRP Ledger.

•	XRP markets may be vulnerable to large holders controlling a significant portion of XRP. Even if individual wallets appear small, collective control of multiple wallets by one entity could result in market manipulation. Large sales by such holders could negatively affect XRP’s market price.

•	Previous upgrades, such as the introduction of new features or increased transaction throughput via technical improvements, may fail to achieve widespread adoption or the anticipated benefits. This could lead to a decline in public support for the XRP Ledger and negatively impact the price of XRP.

There is no guarantee that the XRP Ledger or the service providers supporting it will continue to operate or expand. Additionally, regulatory developments or changes in market dynamics could limit the availability of and access to digital asset service providers. These factors could significantly impact the price of XRP and, by extension, the value of the Shares.

A disruption of the Internet may affect the operation of the XRP Ledger, which may adversely affect the XRP industry and an investment in the Trust.

The XRP Ledger relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the XRP Ledger’s functionality and operations until the disruption is resolved. A disruption of the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

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Potential amendments to the XRP Ledger’s protocols and software could, if accepted and authorized by the XRP Ledger community, adversely affect an investment in the Trust.

The XRP Ledger uses a cryptographic protocol to govern the interactions within the XRP Ledger. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time, largely based on self-determined participation in the resource section dedicated to XRP on Github.com. The core developers can propose amendments to the XRP Ledger’s source code that, if accepted by miners and users, could alter the protocols and software of the XRP Ledger and the properties of XRP. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the mining of new XRP, which could undermine the appeal and market value of XRP. Alternatively, software upgrades and other changes to the protocols of the XRP Ledger could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the speed, security, usability, or value of the XRP Ledger or XRPs. As a result, the XRP Ledger could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of the XRP Ledger protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the XRP Ledger protocol. A failure to properly monitor and upgrade the XRP Ledger protocol could damage the XRP Ledger and an investment in the Trust.

The XRP Ledger operates based on an open-source protocol, which is primarily maintained by core developers and contributors through resources such as GitHub. Since the XRP Ledger’s protocol is neither sold nor subject to licensing fees, the core developers are generally not compensated directly for their work on the protocol. This creates limited financial incentives for ongoing development and maintenance. At present, a small group of core developers is responsible for maintaining the XRP Ledger’s source code, though a broader group contributes to its overall development. However, this small core developer group may present challenges if unforeseen issues arise or if a bad actor attempts to influence one of the core developers negatively. There have been concerns that such limited oversight could leave the XRP Ledger vulnerable to potential disruptions or insufficient updates to the code. Additionally, some developers may be funded by organizations whose interests conflict with other participants in the ecosystem, which could lead to further challenges in governance or development. If significant technical issues emerge, and the core developers or open-source contributors are unable to address them promptly, it could negatively impact the XRP Ledger and related investments, such as the Trust.

A temporary or permanent “fork” of the XRP Ledger could adversely affect an investment in the Trust.

When a modification is introduced to the XRP Ledger, and a substantial majority of validators consent to the change, the modification has the potential to be implemented seamlessly allowing the XRP Ledger to continue without interruption. However, if less than a substantial majority of validators agree to the modification and it is nonetheless implemented by some, the result could be a “fork” in the XRP Ledger. This fork creates two versions of the ledger, each running separate software, with XRP on one version not interchangeable with XRP on the other.

Forks in the XRP Ledger are typically addressed by community-led efforts to merge the forked versions. Several forks have been resolved this way in the past. Since the inception of the XRP Ledger, most modifications have been accepted by a majority of validators, ensuring the ledger’s continued operation as a cohesive system. However, there is no guarantee that this will always be the case. If a fork results in a split community of validators and developers, the price of XRP could be negatively affected. Competing versions of the XRP Ledger could vie for support, leading to a loss of users, developers, or validators. Such a fork could adversely affect an investment in the Trust and potentially hinder its ability to operate.

A fork may also occur due to an unintentional software flaw in different versions of the software that users run. In such cases, if a significant number of users and validators adopt an incompatible version of the XRP Ledger, and efforts to merge the versions fail, XRP’s value could decline. Additionally, a fork could create new security concerns. Forks have occurred in other networks as well, such as in August 2017 when the Bitcoin network forked, creating Bitcoin Cash. Similarly, Ethereum experienced a significant fork in 2016 following a security breach, leading to the creation of Ethereum Classic. These forks have demonstrated the risks forks pose, such as replay attacks and reduced security. For example, after the Ethereum and Ethereum Classic split, exchanges suffered replay attacks, causing substantial financial losses. A hard fork could also allow a single validator or group of validators to exert disproportionate control over the network, raising security risks.

A hard fork in the XRP Ledger could result in increased demand for pre-fork XRP, with investors anticipating the entitlement to new tokens post-fork. However, the combined value of the two versions of the ledger may be lower than XRP’s value before the fork. The Sponsor will determine which fork of the XRP Ledger is recognized as the appropriate network for the Trust’s purposes, but there is no guarantee that the chosen network will ultimately be the most valuable. Moreover, hard forks can lead to additional risks. For example, after Ethereum switched to a proof-of-stake model, the Ethereum proof-of-work network emerged, but it quickly lost most of its value. A similar scenario could occur if a future fork splits the XRP Ledger, which could adversely affect the price of XRP or the Trust’s operations.

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In addition to forks, digital assets can also be subject to “airdrops,” where holders of a particular asset, such as XRP, are entitled to claim a new asset. For example, in 2017, holders of XRP were eligible to claim Stellar Lumens. Airdrops can introduce operational, legal, and regulatory risks for the Trust, and if they occur, the Trust may abandon the new asset to focus solely on XRP.

In the event of a hard fork of the XRP Ledger, the Sponsor will use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the XRP Ledger, the Sponsor will use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the XRP Ledger, is generally accepted as the XRP Ledger and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of XRP, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the XRP Ledger. However, even after taking these factors into consideration, there is no guarantee that the Sponsor’s determination as to the most appropriate network for the Trust’s purposes will ultimately become the most valuable fork, which may adversely affect the value of the Shares. The Sponsor may also disagree with Shareholders, the XRP Custodian, other service providers and security vendors on what is generally accepted as XRP and should therefore be considered “XRP” for the Trust’s purposes, which may also adversely affect the value of the Shares.

The XRP Ledger could be vulnerable to a “51% attack,” which could adversely affect an investment in the Trust or the ability of the Trust to operate.

If a bad actor or group of actors were to control the majority of validation power on the XRP Ledger (similar to what is referred to as a “51% attack” in proof-of-work systems), they could potentially manipulate the ordering of transactions or block other users’ transactions. While they would not be able to create new XRP or generate unauthorized transactions, the bad actor(s) could double-spend XRP and delay or prevent other transactions. If the XRP community fails to reject these fraudulent actions or if the bad actors maintain control, reversing the malicious changes may become impossible.

However, the risk of such an attack on the XRP Ledger is significantly reduced by the RPCA. Unlike proof-of-work systems (such as Bitcoin), which rely on mining power, the RPCA operates through a decentralized network of validators that must reach a consensus for each transaction. The XRP Ledger relies on a UNL, a set of trusted validators selected by network participants. Validators agree on the ordering and validity of transactions by exchanging proposed ledger versions until at least 80% of validators reach consensus. Because the RPCA requires a supermajority agreement, the risk of a single entity gaining control over the ledger is greatly diminished. This decentralized consensus model makes a traditional 51% attack—where a single entity controls the majority of the network—highly unlikely in the XRP Ledger ecosystem. If a malicious actor or group were somehow able to gain control over a large portion of the UNL, they could influence the network temporarily. However, network participants can modify their trusted validator lists, which allows the community to collectively reject malicious validators and restore trust in the system. This adaptability adds another layer of defense against potential centralization of power within the network.

Although no known instances of malicious actors gaining control over the XRP Ledger have occurred, the possibility remains if any single entity or group gains disproportionate influence over the ledger’s validators. The risk of a 51% attack is lower because of the consensus algorithm’s design, but centralization of validation power could still pose a threat if validators do not act to ensure the ongoing decentralization of the network. Even if such an attack occurs outside the XRP Ledger, it could damage investor confidence in digital assets generally, negatively affecting XRP’s demand and value.

Transacting in XRP is subject to illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the XRP Ledger, a buyer or seller of XRP on a peer-to-peer basis directly on the XRP Ledger may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies – such as XRP trading platforms commonly referred to as “mixers” - may obscure the origin or chain of custody of XRP. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Bitcoin in the past has been used to facilitate illicit activities. If XRP (or other digital assets) were used to facilitate illicit activities, businesses that facilitate transactions in XRP or other digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, including XRP, the attractiveness of the respective blockchain network such as the XRP Ledger and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of investigation, potential criminal or civil lawsuits or liability, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

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Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the XRP Ledger and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the XRP Ledger, could quickly collapse, and an investment in the Trust may be adversely affected.

The price of XRP on has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of XRP in trading markets has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding XRP generate a significant portion of XRP demand. Such speculation regarding the potential future appreciation in the value of XRP may cause the price of XRP to increase. Conversely, a decrease in demand for or speculative interest regarding XRP may cause the price to decline. The volatility of the price of XRP, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

The price of XRP may become closely correlated with other asset classes

Returns from investing in XRP have at times diverged from and/or have not been correlated with those associated with other asset classes, but there can be no assurance that there will be any such divergence, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that XRP will maintain its value in the long, intermediate, short, or any other term. In the event that the price of XRP declines, the value of the Shares is likely to decline proportionately.

Prices of XRP may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment

While the Trust does not invest in “stablecoins,” such as those digital assets that are pegged to the U.S. dollar and holders expect to receive one U.S. dollar in exchange for the stablecoin, it may nonetheless be exposed to risks that stablecoins pose for the XRP market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past indirectly or apparently impacted the price of XRP. Stablecoins are a relatively new phenomenon whereby assets held in stablecoins has increased significantly over the past few years, such that it is impossible to know all of the risks that they could pose to participants in the XRP market. In addition, some have argued that certain stablecoins are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for XRP, could cause artificial rather than genuine demand for XRP, which may artificially inflate the price of XRP. Some issuers of stablecoins may not be vetted or regulated, and it is not always possible to discern whether there is sufficient backing for a given stablecoin or other mechanisms to maintain a stable price for the asset. In addition, it is not possible to eliminate the possibility that some stablecoins are involved in illicit activities. Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for XRP. Because a large portion of the digital asset market trading volume occurs in stablecoins, there is a risk that actual or perceived loss of value or backing could disrupt the digital asset market, including via a disorderly de-pegging or a run on stablecoins could lead to dramatic market volatility in digital assets more broadly. Perceived or actual volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including XRP), or regulatory concerns or actions about stablecoin issuers or intermediaries, such as platforms, that support stablecoins, could impact both the digital assets market and individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the XRP market, and affect the value of XRP, and in turn impact an investment in the Shares.

Currently, there is relatively small use of XRP in the retail and commercial marketplace in comparison to relatively large use by speculators and those perceiving XRP as a store of value, thus contributing to price volatility that could adversely affect an investment in the Trust.

Certain merchants and major retail and commercial businesses have only recently begun accepting XRP and utilizing the XRP Ledger as a method of payment for goods and services. However, consumer use of XRP for payments at such outlets remains limited. A significant portion of the demand for XRP comes from market speculators and investors who seek to profit from short- or long-term holding of XRP. This speculative activity contributes to price volatility, which may, in turn, make XRP less appealing to merchants and commercial entities as a reliable payment method. Should XRP fail to expand into retail and commercial markets, or should its use in such markets contract, the resulting reduction in demand could cause a decline in the price of XRP. Such a decline may adversely affect the value of investments in the Trust.

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The spot markets and the platforms on which XRP trades are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud, manipulation and security breaches than established, regulated platforms for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. Over the past several years, a number of trading platforms have been closed or faced issues due to fraud, manipulation, failure, security breaches or governmental regulations. Trading platforms may be more exposed to the risk of market manipulation than exchanges for more traditional assets. Some trading platforms are not subject to direct regulatory oversight, and some trading platforms that are subject to such oversight typically must comply with minimum net worth, cybersecurity, and anti-money laundering requirements, but are not typically required to protect customers or their markets to the same extent that regulated securities exchanges or futures exchanges are required to do so. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the XRP market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in XRP manipulating XRP pricing; (3) hacking of the XRP Ledger and trading platforms; (4) malicious control of the XRP Ledger; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in XRP, new sources of demand for XRP) or based on the dissemination of false and misleading information; (6) manipulative activity involving stablecoins; and (7) fraud and manipulation at XRP trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto markets and/or cause distortions in price, which could adversely affect the Trust or Shares. Further, the closure or temporary shutdown of trading platforms due to fraud, manipulation business failure, hackers or malware, or government-mandated regulation may reduce confidence in the XRP Ledger and can slow down the mass adoption of XRP. Further, such trading platform failures or that of any other major component of the overall XRP ecosystem can have an adverse effect on XRP markets and the price of XRP and could therefore have a negative impact on the performance of the Trust.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in XRP, may adversely impact pricing trends in XRP markets broadly, as well as an investment in the Shares of the Trust.

Finally, many trading platforms lack certain safeguards established by more traditional exchanges to enhance the stability of trading on the platform, such as measures designed to prevent sudden drops in value of items traded on the exchange (i.e., “flash crashes”). As a result, the prices of cryptocurrencies, including XRP, on exchanges may be subject to larger and more frequent sudden declines than assets traded on more traditional platforms.

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The spot markets may be exposed to wash trading

The spot markets on which XRP trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information. Any actual or perceived false trading in the digital asset markets, and any other fraudulent or manipulative acts and practices, could adversely affect the value of XRP and/or negatively affect the market perception of XRP. To the extent that wash trading either occurs or appears to occur in spot markets on which XRP trades, investors may develop negative perceptions about XRP and the digital assets industry more broadly, which could adversely impact the price XRP and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset platforms at a relative competitive disadvantage.

Spot markets may be exposed to front-running.

Spot markets on which XRP trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

The market value of XRP is subject to momentum pricing.

The market value of XRP is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of XRP and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, XRP may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of XRP, and, in turn, an investment in the Trust.

The value of an XRP as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of XRP has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of XRP, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of XRP will fall to a fraction of its current value, or even to zero. XRP has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Sales of new XRP may cause the price of XRP to decline, which could negatively affect an investment in the Trust.

Unlike Bitcoin, XRP is not created through a mining process. Instead, all 100 billion XRP tokens were created at the launch of the XRP Ledger in 2012. Since XRP is not mined, there is no equivalent mechanism where newly created XRP is continuously introduced into the market. However, a significant portion of XRP remains in escrow, and Ripple Labs, the company behind XRP, releases up to 1 billion XRP per month into circulation. If Ripple or other large holders of XRP choose to sell a substantial portion of their released XRP rather than holding it, this could exert downward pressure on the price of XRP. A higher volume of XRP entering the market could lead to a reduction in its price, particularly if the selling activity is associated with entities operating at low profit margins or seeking liquidity. Should this trend continue, the resulting decrease in the price of XRP could negatively affect the value of investments in the Trust.

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Digital asset networks face significant scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, impose constraints on throughput or have other consequences (see the next risk factor regarding the XRP Ledger’s decentralized governance structure).

In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. In August 2017, the XRP Ledger was upgraded with a technical feature known as “Segregated Witness” with the promise of increasing the number of transactions per second that can be handled on-chain and enabling so-called second layer solutions, such as the Lightning Network or payment channels, that increase transaction throughput by processing certain transactions outside the main XRP Ledger. However, this upgrade may fail to achieve the expected benefits or widespread adoption.

If increases in throughput on the XRP Ledger lag behind growth in usage of XRP, average fees and settlement times may increase considerably. For example, the XRP Ledger has been, at times, subject to congestion, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for XRP (e.g., micropayments), and could reduce demand for, and the price of, XRP, which could adversely impact the value of the Shares.

Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the XRP Ledger transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

The XRP Ledger’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks, such as the XRP Ledger, is by voluntary consensus and open competition. In other words, the XRP Ledger has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of the XRP Ledger may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of the XRP Ledger has been overseen by the core developers. However, the XRP Ledger would cease to operate successfully without both miners and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the XRP Ledger. As a general matter, the governance of the XRP Ledger generally depends on most of members of the XRP community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the XRP Ledger may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges.

New competing digital assets may pose a challenge to XRP’s current market position, resulting in a reduction in demand for XRP, which could have a negative impact on the price of XRP and may have a negative impact on the performance of the Trust.

The XRP Ledger and XRP hold a significant position in the digital asset market, but unlike Bitcoin, XRP does not have the same “first-to-market” advantage. Instead, XRP has gained prominence for its specific utility in cross-border payments and its energy-efficient consensus mechanism. The XRP Ledger, as one of the most developed digital asset networks, enjoys widespread recognition and has established itself as a reliable infrastructure for fast and low-cost transactions. This unique functionality has contributed to the XRP Ledger’s growing user base and network of validators, which strengthens the overall security and reliability of the system.

However, despite the strengths of the XRP Ledger, technological, regulatory, or other developments could diminish the popularity and acceptance of XRP. Competing digital currencies and blockchain systems, such as Ethereum, Solana, or newer technologies introduced by leading companies like Meta Platforms, Inc. and PayPal, could draw attention away from XRP. These initiatives might highlight technical advantages, such as lower operational costs or enhanced scalability, which could be seen as more attractive compared to the XRP Ledger.

Increased competition from alternative digital assets, smart contract platforms, or electronic payment systems could also negatively impact demand for XRP, reducing its price. Such a decline in demand could adversely affect the value of investments in the Trust. Additionally, perceived disadvantages of XRP, including any potential increases in transaction fees or technical limitations compared to other platforms, may reduce its competitiveness in the market.

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Competition from central bank digital currencies (“CBDCs”) and other initiatives could adversely affect the value of XRP and other digital assets.

Central banks in several countries have introduced or are exploring digital forms of legal tender, known as Central Bank Digital Currencies (CBDCs). Research indicates that over 100 countries are investigating CBDCs. Whether or not these CBDCs incorporate blockchain or similar technology, they may have a competitive advantage over XRP and other cryptocurrencies as a medium of exchange or store of value, due to their status as legal tender in the issuing jurisdiction. Additionally, central banks and governmental entities have announced cooperative initiatives with private sector companies to leverage blockchain and other technologies to reduce friction in cross-border and interbank payments. Commercial banks and financial institutions have also launched initiatives to integrate blockchain technology into their payment and settlement systems. These developments could reduce the demand for XRP, as these technologies may serve similar purposes, such as enhancing the speed and security of cross-border transactions. As a result, increased competition from CBDCs or private sector innovations in blockchain payments may reduce the value of XRP, which could adversely impact the value of investments in the Trust.

 Congestion or delay in the XRP Ledger may delay purchases or sales of XRP by the Trust.

The XRP Ledger currently processes transactions at a significantly higher speed compared to many blockchain networks, but its capacity is still lower than what centralized systems can achieve in terms of transaction volume. If transaction volume on the XRP Ledger increases substantially, it could result in transaction delays due to congestion. Additionally, unforeseen system failures, operational disruptions, or poor connectivity could also cause delays in recording transactions on the XRP Ledger.

The value of the Shares relates directly to the value of the XRP held by the Trust and fluctuations in the price of XRP could materially and adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of XRP, as determined by the Reference Rate, and the value of the Shares relates directly to the value of the XRP held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). The Reference Rate is derived from the transaction prices on electronic marketplaces where platform participants may first use fiat currency to trade, buy and sell XRP based on bid-ask trading. The Reference Rate uses U.S. Dollar-denominated trading data from trading platforms to determine its value. Whether a trading platform is considered eligible to be included in the Reference Rate’s calculation depends on considerations such as depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, domicile and acceptance of U.S. Dollar deposits. The price of XRP has fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the Reference Rate, including, but not limited to:

•	As of September 30, 2024, the total supply of XRP remained at 100 billion tokens, of which approximately 55 to 56 billion XRP were in circulation;

•	Global demand for XRP is influenced by several factors, including the growth of retail merchants’ and commercial businesses’ acceptance of XRP as payment for goods and services, the security of online trading platforms and digital wallets that hold XRP, the perception that using and holding XRP is safe and secure, the absence of restrictive regulations on XRP usage, and the reputation of XRP with respect to any illicit use;

•	Global supply of XRP is primarily influenced by the monthly release of XRP from escrow, managed by Ripple. Additionally, demand for fiat currency by large holders or participants in the XRP ecosystem, such as Ripple or institutional investors, may drive liquidations. Tax obligations may also lead to sales of XRP, particularly around tax deadlines.

•	Investors’ expectations with respect to the rate of inflation of fiat currencies;

•	Investors’ expectations with respect to the rate of deflation of XRP;

•	Interest rates;

•	Currency exchange rates, including the rates at which XRP may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of trading platforms and liquidity of such trading platforms;

•	Interruptions in service from or failures of major trading platforms;

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•	Cyber theft of XRP from online XRP wallet providers, or news of such theft from such providers, or from individuals’ XRP wallets;

•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in XRP;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of XRP as a form of payment or the purchase of XRP on the XRP market;

•	The availability and popularity of businesses that provide XRP-related services;

•	The maintenance and development of the open-source software protocol of the XRP Ledger;

•	Increased competition from other forms of cryptocurrency or payments services;

•	Global or regional political, economic or financial events and situations;

•	Expectations among XRP economy participants that the value of XRP will soon change; and

•	Fees associated with processing a XRP transaction.

If XRP markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of XRP is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long-term, your Shares may never generate a profit, since XRP markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that XRP will maintain their long-term value in terms of future purchasing power or that the acceptance of XRP payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of XRP declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Due to the unregulated nature and lack of transparency surrounding the operations of trading platforms, the marketplace may lose confidence in trading platforms, upon which the Trust is dependent.

Trading platforms, such as those where XRP is traded, are relatively new and, in some cases, not subject to direct regulatory oversight. Furthermore, while many prominent trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many trading platforms do not provide this information. XRP platforms do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such U.S. securities exchanges. As a result, the marketplace may lose confidence in trading platforms, including prominent trading platforms that handle a significant volume of XRP trading.

Many digital asset platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, reports have claimed that a significant portion of XRP trading volume on unregulated platforms, particularly those outside the U.S., may be non-economic or false. These reports suggest that a large percentage of trading activity on certain platforms may not reflect genuine market demand. This could indicate that the actual market for XRP trading is smaller than commonly perceived, with U.S.-based exchanges playing a more prominent role than expected.

In addition, over the past several years, some trading platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such trading platforms. While smaller trading platforms are less likely to have the infrastructure and capitalization that make larger trading platforms more stable, larger trading platforms are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest trading platforms could be subject to abrupt failure with consequences for both users of trading platforms and the XRP industry and market as a whole. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in June 2020 the platform suffered another data breach that resulted in the unauthorized access to its domain registration service, forcing the Japanese platform to halt its crypto remittance service. In February 2018, the Italian digital asset platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest trading platforms, Binance, was hacked, resulting in losses of approximately $40 million. The Spanish cryptocurrency platform, 2gether, disclosed in August 2020 that a cyberattack against its platform resulted in $1.45 million in crypto assets—about one-third of the firm’s holdings at that time—being stolen. More recently, in November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO (and the CEO was subsequently convicted by a jury of fraud). Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

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Negative perception, a lack of stability in the XRP markets and the closure or temporary shutdown of trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the XRP Ledger and result in greater volatility in the prices of XRP. Furthermore, the closure or temporary shutdown of a trading platform used in calculating the Reference Rate may result in a loss of confidence in the Trust’s ability to determine its XRP holdings on a daily basis, although the Benchmark Administrator has documented procedures in place in its published methodology to mitigate against these situations and continue to calculate and publish the Reference Rate. These potential consequences of such a trading platform’s failure could adversely affect the value of the Shares.

Since there is no limit on the number of XRP that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of XRP that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for XRP.

The Trust Agreement places no limit on the number of XRP the Trust may hold. Additionally, the Trust may issue an unlimited number of Shares, subject to registration requirements, and thereby acquire any amount of XRP in circulation at any point in time. However, unlike Bitcoin, XRP was created in full at the time of the XRP Ledger’s launch, with a total supply capped at 100 billion XRP. No new XRP will be created, and the existing supply is governed by a set release schedule, primarily through Ripple’s monthly escrow releases.

If the Trust acquires a significant portion of XRP relative to the global supply and demand, the issuance or redemption of additional Shares could influence the availability of XRP in the market, impacting the supply and demand dynamics. This effect could, in turn, influence the Reference Rate, which would directly affect the price at which Shares are traded on the Exchange or the valuation of future Baskets created or redeemed by the Trust.

If XRP prices on the trading market move negatively during hours when the Exchange is closed, trading prices on the Exchange may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various trading platforms, including those that represent components of the Reference Rate. While the Exchange is open for trading in the Shares for a limited period each day, the trading platform market is a 24-hour marketplace. During periods when the Exchange is closed but trading platforms are open, significant changes in the price of XRP on the platform market could result in a difference in performance between the value of XRP as measured by the Reference Rate and the most recent XRP holdings per Share or closing trading price. To the extent that the price of XRP on the platform market, and the value of XRP as measured by the Reference Rate, moves significantly in a negative direction after the close of the Exchange, the trading price of the Shares may “gap” down to the full extent of such negative price shift when the Exchange reopens. To the extent that the price of XRP on the platform market drops significantly during hours the Exchange is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

The impact of geopolitical or economic events on the supply and demand for XRP is uncertain, but could motivate large-scale sales of XRP, which could result in a reduction in the Reference Rate and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as XRP, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of XRP either globally or locally. Large-scale sales of XRP would result in a reduction in the Reference Rate and could adversely affect an investment in the Shares.

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It is possible that a digital asset other than XRP could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for XRP, which could have a negative impact on the price of XRP and adversely affect an investment in the Shares.

XRP was one of the earliest digital assets developed for cross-border payments and has gained significant adoption. While Bitcoin was the first digital asset to achieve global recognition, XRP has carved out a unique position in the market with its fast transaction speeds and low fees. As of September 30, 2024, XRP remains one of the largest digital assets by market capitalization, benefiting from its utility in international payments and partnerships with financial institutions. However, despite its strong market position, as of that date, there were over 9,000 alternative digital assets tracked by CoinMarketCap, with a total market capitalization of approximately $1.65 trillion, including XRP’s portion of the market. Additionally, financial institutions and consortiums have increasingly researched and invested in private or permissioned blockchain platforms, which may compete with open platforms like the XRP Ledger. The emergence or growth of alternative digital assets and platforms could reduce demand for XRP, negatively impacting its price and consequently affecting investments tied to XRP, including the Trust.

Investors can invest in XRP through means other than the Shares, such as direct investments in XRP or other financial products linked to XRP. Market and financial conditions beyond the Sponsor’s control may make these alternatives more attractive, limiting demand for the Shares and potentially reducing their liquidity. Further, the creation of new financial vehicles or private investment vehicles that hold XRP could influence demand for the asset. Significant purchases or redemptions in these financial vehicles could negatively impact the Reference Rate, the price of XRP, the value of the Trust’s holdings, and the Net Asset Value (NAV) of the Shares.

Risk Factors Associated with the Reference Rate

The Reference Rate has a limited history and there are limitations with the price of XRP reflected there.

The Reference Rate has a limited history, having first been introduced on [ ]. The value of the Reference Rate is an average composite reference rate calculated using volume-weighted trading price data from certain trading platforms (“Constituent Platforms”). These platforms are chosen by the Benchmark Administrator in accordance with the provisions of its publicly available Reference Rate Criteria that is available on its website, conformance to which is supervised by an oversight body (the “Oversight Committee”). This Reference Rate Criteria and the composition of the Constituent Platforms may change over time, and the current selection of Constituent Platforms has only been in place since [ ]. Neither the Benchmark Administrator nor the Oversight Committee are obligated to take the needs of the Trust, the Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Reference Rate will appropriately track the price of XRP in the future.

For more information on the Oversight Committee, the Constituent Platforms, and the Reference Rate Criteria in the Reference Rate, see “The Trust and XRP Prices — The Reference Rate”.

The value of XRP as reflected by the Reference Rate may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Reference Rate is determined using data from various trading platforms. The Sponsor believes that momentum pricing of XRP has resulted, and may continue to result, in speculation regarding future appreciation in the value of XRP, inflating and making the Reference Rate more volatile. As a result, XRP may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Reference Rate, which could adversely affect an investment in the Shares.

The Benchmark Administrator could experience system failures or errors.

If the computers or other facilities of the Benchmark Administrator, data providers and/or relevant XRP trading platforms malfunction for any reason, calculation and dissemination of the Reference Rate may be delayed and trading in the Shares may be suspended for a period of time. Errors in Reference Rate data, the Reference Rate computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the Reference Rate, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred.

The Reference Rate is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Reference Rate’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the Reference Rate is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of XRP, the price of the Shares may no longer track, whether temporarily or over time, the price of XRP, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the price of XRP, which could adversely affect the value of the Shares.

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The Reference Rate could fail to track the global XRP price

Although the Reference Rate is intended to provide a reasonable measure for the market price of XRP, third parties may be able to purchase and sell XRP on public or private markets not included among the trading platforms used in calculating the Reference Rate, and such transactions may take place at prices materially higher or lower than the Reference Rate. Moreover, there may be variances in the prices of XRP on the various trading platforms used in calculating the Reference Rate and the price of XRPs on the trading platforms could be materially higher or lower than the Reference Rate price. To the extent the Reference Rate price differs materially from the actual prices available on a trading platform used to calculate it, or the global market price of XRP, the price of the Shares may no longer track, whether temporarily or over time, the global market price of XRP, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of XRP. To the extent such prices differ from the Reference Rate, investors may lose confidence in the Shares’ ability to track the market price of XRP, which could adversely affect the value of the Shares.

Purchasing activity in the trading market associated with Basket creations or selling activity following Basket redemptions may affect the Reference Rate and Share trading prices, adversely affecting an investment in the Shares.

Purchasing activity associated with acquiring XRP required for deposit with the Trust in connection with the creation of Baskets may increase the market price of XRP on the trading market, which will result in higher prices for the Shares. Increases in the market price of XRP may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of XRP that may result from increased purchasing activity of XRP connected with the issuance of Baskets. Consequently, the market price of XRP may decline immediately after Baskets are created.

Selling activity associated with sales of XRP withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of XRP on the trading market, which will result in lower prices for the Shares. Decreases in the market price of XRP may also occur as a result of the selling activity of other market participants. If the Reference Rate declines, the trading price of the Shares will generally also decline.

The Reference Rate may be affected by the sale of other digital currency financial vehicles that invest in and track the price of XRP.

To the extent digital currency financial vehicles other than the Trust tracking the price of XRP are formed and represent a significant proportion of the demand for XRP, large redemptions of the securities of these digital currency financial vehicles, or private funds holding XRP, could negatively affect the Reference Rate, the Trust’s XRP holdings and the price of the Shares.

The Sponsor can discontinue using the Reference Rate and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may select, remove, change, or replace the pricing or valuation methodology or policies used to value the Trust’s assets and determine NAV and NAV per Share, including the Reference Rate. To the extent such new or revised pricing or valuation methodologies or their pricing output differ from the Reference Rate, investors may lose confidence in the Shares’ ability to track the market price of XRP, which could adversely affect the value of the Shares. The Sponsor may make this decision for any reason, including, but not limited to, a determination that the Reference Rate differs materially from the actual prices available on a trading platform used to calculate it, that errors in the Reference Rate have negatively impacted the investment outcome for the Trust and its Shareholders, or that third parties are able to purchase and sell XRP on exchanges at prices that are materially higher or lower than those reflected by the Reference Rate. The Sponsor is under no obligation to select a different pricing or valuation method under any circumstance. If the Sponsor makes the decision to materially change the valuation methodology or replace of either the Reference Rate or the Benchmark Administrator, the Sponsor will notify Shareholders via a posting on the Trust’s website, prospectus supplement, post-effective amendment, through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Risk Factors Associated with Investing in the Shares and the Trust

The Shares may trade at a discount or premium in the trading price relative to the Trust’s XRP holdings per Share as a result of non-concurrent trading hours between the Exchange and the trading platform market.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various trading platforms, including those that represent components of the Reference Rate. While the Exchange is open for trading in the Shares for a limited period each day, the trading platform market is a 24-hour marketplace; however, trading volume and liquidity on the trading platform market is not consistent throughout the day and trading platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and distributed denial-of-service attacks and other reasons. As a result, during periods when the Exchange is open but large trading platforms (or a substantial number of smaller trading platforms) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Trust’s XRP holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

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Investors in the Shares in the secondary market may be subject to brokerage commissions, over which the Funds have no control.

Investors buying or selling Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers, as determined by the applicable broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares. In addition, secondary market investors will also incur the cost of the difference between the price that an investor is willing to buy shares (the “bid” price) and the price at which an investor is willing to sell Shares (the “ask” price). This difference in bid and ask prices is often referred to as the “spread” or “bid/ask spread.” The bid/ask spread varies over time for Shares based on trading volume and market liquidity of the Shares and the XRP comprising the Trust’s portfolio, and is generally lower if Shares have more trading volume and market liquidity and higher if Shares have little trading volume and market liquidity. Further, a relatively small investor base in the Trust, asset swings in the Trust and/or increased market volatility may cause bid/ask spreads to increase. Shares, similar to shares of other issuers listed on a stock exchange, may be sold short and are therefore subject to the risk of increased volatility associated with short selling. Due to the costs of buying or selling Shares, including bid/ask spreads, frequent trading of Shares may significantly reduce investment results and an investment in the Shares may not be advisable for investors who anticipate regularly making small investments.

The Trust and the Sponsor face competition from competing products

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded XRP products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded XRP products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale, approximately $450 million in assets or more, due to competition, limited interest or otherwise, the Sponsor may have difficulty in covering the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of XRP.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing XRP or other digital currencies, commodity or currency exposure or to speculate on the price of XRP. Speculation on the price of XRP may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of XRP.

An investment in the Shares may be adversely affected by competition from other methods of investing in XRP.

The Trust competes with direct investments in XRP and other potential financial vehicles, possibly including securities backed by or linked to XRP and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in XRP directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

As the Sponsor and its management have no meaningful history of operating an investment vehicle like the Trust within the United States, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no meaningful history of past performance in managing investment vehicles like the Trust within the United States. The past performances of the Sponsor’s affiliate in other investment vehicles in other jurisdictions, including their experiences with XRP and other commodities, are no indication of the Sponsor’s ability to manage an investment vehicle such as the Trust within the United States. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

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The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of XRP. The Trust is not actively managed and will be affected by a general decline in the price of XRP.

The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of XRP. The Sponsor does not actively manage the XRP held by the Trust. This means the Sponsor does not speculatively sell XRP at times when its price is high or speculatively acquire XRP at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Any losses sustained by the Trust will adversely affect the value of your Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the value of XRP.

The value of the Shares may be influenced by a variety of factors unrelated to the price of XRP that may have an adverse effect on the price of the Shares. These factors include the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and redemption of Baskets in exchange for cash, offering of the Shares and storage of XRP have been developed specifically for this product;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the XRP Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;

•	Service providers may fail to perform their obligations or decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the XRP Ledger may increase the potential for XRP to be used to facilitate crime, exposing such service providers to potential reputational harm. Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets; or

•	Prime Execution Agent could experience difficulties from business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry.

The Shares are a relatively new securities product.

The mechanisms and procedures governing the creation, redemption and offering of the Shares are recently developed securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of XRP held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

Investors should not rely on past performance in deciding whether to buy Shares.

Investors should not rely on the past performance of the Trust, the Reference Rate or XRP in deciding whether to buy Shares in the Fund.

The NAV may not always correspond to the market price of XRP and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s XRP holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of XRP.

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An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of XRP per Share.

Shareholders also should note that the size of the Trust in terms of total XRP held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares of the Trust.

Authorized Participants’ purchase of XRP in connection with Basket creation orders may cause the price of XRP to increase, which will result in higher prices for the Shares. Increases in the XRP prices may also occur as a result of XRP purchases by other market participants who attempt to benefit from an increase in the market price of XRP when Baskets are created. The market price of XRP may therefore decline immediately after Baskets are created.

Selling activity associated with sales of XRP by Authorized Participants in connection with redemption orders may decrease the XRP prices, which will result in lower prices for the Shares. Decreases in XRP prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of XRP by Authorized Participants may have on the price of XRP, sales and purchases of XRP by similar investment vehicles (if developed) could impact the price of XRP. If the price of XRP declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their XRP exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient XRP liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to XRP may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The market for exchange-traded XRP futures has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of XRP and the commercial and speculative interest in the market for the ability to hedge against the price of XRP with exchange-traded XRP futures.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the price of XRP, as reflected via the Reference Rate, may not function properly if Authorized Participants are able to purchase or sell large aggregations of XRPs in the open market at prices that are materially higher or lower than the Reference Rate. Authorized Participants may purchase or sell XRPs on public or private markets not included among the trading platforms included in the Reference Rate, and such transactions may take place at prices materially higher or lower than the Reference Rate. Furthermore, while the Reference Rate provides a U.S. Dollar-denominated composite reference rate for the price of XRP based on the volume-weighted price of a XRP on certain constituent trading platforms at any given time, the prices on each individual trading platform are not necessarily equal to the value of a XRP as represented by the Reference Rate.

The price of XRPs on an individual trading platform could be materially higher or lower than the Reference Rate. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of XRPs. To the extent such prices differ materially from the Reference Rate, the price of the Shares may no longer track, whether temporarily or over time, the Reference Rate, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of XRP.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of XRP may be problematic if the process for the creation and redemption of Baskets becomes more difficult, or if Authorized Participants or market makers encounter difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Baskets (which depend on timely transfers of XRP to and by the XRP Custodian and/or Prime Execution Agent) encounter any unanticipated difficulties, including, but not limited to, the price volatility of XRP, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent or XRP Custodian, limiting creations and redemptions to cash, the closing of XRP trading platforms due to fraud, failures, regulatory or legislative action, security breaches or otherwise, or network outages or congestion, spikes in fees demanded by miners, or other problems or disruptions affecting the XRP Ledger, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying XRP may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In addition, in the case of a network outage or other problems affecting the XRP Ledger, the processing of transactions on the XRP Ledger may be disrupted, which in turn may prevent Authorized Participants (or market makers via Authorized Participants) from transacting in XRP and/or purchasing or redeeming Baskets. In such situations, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of XRP and may fall.

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The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of XRP and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trust’s ability to borrow XRP or cash as trade credits (“Trade Credits”), which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Reference Rate used to determine the NAV, particularly when considering that the trading prices for XRP have exhibited high levels of volatility and may continue to do so. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying XRP, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of XRP, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying XRP held by the Trust or sell Shares at a price lower than the value of the underlying XRP held by the Trust, causing Shareholders to suffer losses.

 The Trust is not an investment company registered under the 1940 Act or the Commodity Exchange Act.

The Trust is not registered as an investment company under the 1940 Act and is not subject to the statutory requirements of the 1940 Act. Further. the Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the statutory protections provided to investors in registered investment companies, CEA-regulated instruments or commodity pools.

Regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’s BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: XRP. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with XRP. By concentrating its investment strategy solely in XRP, any losses suffered as a result of a decrease in the value of XRP can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

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The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Trust Administrator, Cash Custodian, XRP Custodian and Prime Execution Agent expose the Trust and its Shareholders to the risk of loss of the Trust’s XRPs for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s XRPs. While the XRP Custodian has advised the Sponsor that it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Trust’s XRP, resulting from theft, Shareholders cannot be assured that the XRP Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s XRPs, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The XRP Custodian’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the XRP Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the XRP insurance market is limited, and the level of insurance maintained by the XRP Custodian may be substantially lower than the assets of the Trust. While the XRP Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the XRP Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Custodian Agreement and the Prime Execution Agent Agreement, the XRP Custodian’s liability and the Prime Execution Agent’s liability is limited in various ways. By way of example, the XRP Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the XRP Custodian. In the event of potential losses incurred by the Trust as a result of the XRP Custodian losing control of the Trust’s XRPs or failing to properly execute instructions on behalf of the Trust, the XRP Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses. Furthermore, the insurance maintained by the XRP Custodian may be insufficient to cover its liabilities to the Trust. Both the Trust and the XRP Custodian are required to indemnify each other under certain circumstances. Although the XRP Custodian carries insurance for the benefit of its account holders, the XRP Custodian’s insurance does not cover any loss in value to XRP and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The XRP Custodian maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the XRP Custodian is shared among all of the XRP Custodian’s customers, is not specific to the Trust or to customers holding XRP with the XRP Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent or XRP Custodian in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Prime Execution Agent or XRP Custodian in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the XRP Custodian, and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Custody Agreement contains an agreement by the parties to treat the XRP credited to the Trust’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the XRP Custodian will serve as fiduciary and custodian on the Trust’s behalf. It is possible that a court would not treat custodied digital assets as part of the XRP Custodian’s general estate in the event the XRP Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the XRP Custodian became subject to insolvency proceedings and a court were to rule that the custodied XRP were part of the XRP Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the XRP Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the XRP Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the XRP Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

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With respect to the Prime Execution Agent Agreement, there is a risk that the Trading Balance, in which the Trust’s XRP and cash is held in omnibus accounts by the Prime Execution Agent could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agent Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance. The Prime Execution Agent is not required to hold any of the XRP or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular XRP (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the XRP (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at a connected trading venue (each, a “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares. There are no policies that would limit the amount of XRP that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of XRP by the XRP Custodian, absent fraud, bad faith, or willful misconduct on the part of the Sponsor or the Trustee, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of XRP by the XRP Custodian, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of XRP or the provision of instructions relating to the movement of XRP, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the XRP Custodian and Prime Execution Agent. The Prime Execution Agent Agreement and Custodian Agreement provide that neither the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agent Agreement or Custodian Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s XRP that is not covered by the XRP Custodian’s insurance and for which no person is liability in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling XRP that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of XRP in connection with cash creations and redemptions and sales of XRP to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may acquire Trade Credits from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such XRP or cash is actually available to the Trade Credit Lender and only up to the amount available to the Trust. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of XRP related to cash creations and redemptions or the selling of XRP related to paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, (2) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Reference Rate used to determine the net asset value of the Trust. To the extent that the execution price for purchases and sales of XRP related to creations and redemptions and sales of XRP in connection with paying the Sponsor’s Fee and any other Trust expenses deviate significantly from the Reference Rate used to determine the net asset value of the Trust, the Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market. Moreover, this risk factor relating to the unavailability or exhaustion of the Trade Credits should be interpreted as a heightened risk as a result of the change from the originally contemplated in-kind creations and redemptions to cash creations and redemptions.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Vault Balance established pursuant to the Prime Execution Agent Agreement and Custodian Agreement, in order to secure the repayment by the Trust of the Trade Credits and financing fees to the Trade Credit Lender. Under a variety of circumstances, including events of default, the XRP Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust’s Vault Balance and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

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Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Creation Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of XRP by the Sponsor to effectuate subscriptions for cash and the selling of XRP to effect redemptions for cash or pay the Sponsor Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s XRP. The Trust relies on the Cash Custodian or Prime Execution Agent, as applicable, to hold any cash related to the purchase or sale of XRP. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, or there is an imposition of operational restrictions by these banking partners with the inability for the Trust to utilize other financial institutions, this may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust or Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust or Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the cash associated with the Trust’s account at the Cash Custodian, or a bank used by the Prime Execution Agent, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian or Prime Execution Agent (or banks it relies on) were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s or Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Trust maintains cash, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Cash Custodian or Prime Execution Agent is subject or other potential protections. As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agent Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agent Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold XRP with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agent Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s XRP that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agent Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer XRP, including XRP associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust will be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, likely will be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

XRP is a relatively new asset with limited trading history. Therefore, the markets for XRP may be less liquid and more volatile than other markets for more established products. It may be difficult to execute a XRP trade at a specific price when there is a relatively small volume of buy and sell orders in the XRP market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

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Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its XRP, or making it more difficult for Authorized Participants to acquire or liquidate XRP as part of the creation and/or redemption of Shares of the Trust. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in XRP, which is highly concentrated.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include, without limitation: (1) Authorized Participants’ willingness and ability to purchase and sell XRP (or provide cash in relation thereto) in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the XRP Ledger; (3) the XRP market becoming illiquid or disrupted; (4) the Trust’s Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which XRP trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; (7) accounting standards; and (8) the Reference Rate becoming disrupted, unavailable or unreliable.

The amount of XRP represented by the Shares will decline over time.

The amount of XRP represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s XRP to pay for the Sponsor Fee, and to pay for extraordinary fees and expenses. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of XRP.

Each outstanding Share represents a fractional, undivided interest in the XRP held by the Trust. The Trust does not generate any income and transfers XRP to pay for the Sponsor Fee, and to pay for extraordinary fees and expenses. Therefore, the amount of XRP represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of XRP over time, as the amount of XRP required to create Shares proportionally reflects the amount of XRP represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant XRP price, the trading price of the Shares is expected to gradually decline relative to the price of XRP as the amount of XRP represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of XRP represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of XRP.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving XRP more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

The Trust is an emerging growth company, and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust’s reliance on these exemptions. If some investors find the Trust’s Shares less attractive as a result, there may be a less active trading market for the Shares.

In addition, under the JOBS Act, the Trust’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.

For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its Shareholders may be different from information provided by other public companies.

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If the Trust issues all Shares registered in this offering or such registration expires, it could have to cease creating new Baskets until additional shares are registered for sale.

Investors should be aware that if the Trust issues all Shares registered in this offering or the offering expires, it could have to cease creating new Baskets until additional shares are registered for sale. This could impact the trading price of the Trust’s Shares. Moreover, soon after new Baskets are created and sold under this Prospectus, there is a possibility that the availability of newly created Shares may (or may not) affect the trading price of the Shares already issued, and both current Shareholders and purchasers of newly created Shares could be adversely affected by falling trading prices.

 The Sponsor may need to find and appoint a replacement custodian or execution agent quickly, which could pose a challenge to the safekeeping of the Trust’s XRP and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the XRP Custodian and Prime Execution Agent to operate. The XRP Custodian performs essential functions in terms of safekeeping the Trust’s XRP in the Vault Balance and the Prime Execution Agent facilitates the buying and selling or settlement of XRP by the Trust in connection with cash creations and redemptions between the Trust and Authorized Participants, the selling of XRP to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust’s XRP. The Sponsor could decide to replace the XRP Custodian as the custodian of the Trust’s XRP or the Prime Execution Agent to facilitate buying and selling or settlement of XRP or the XRP Custodian or Prime Execution Agent could experience issues, exit the business or terminate its relationship with the Trust. If either entity fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.  Transferring maintenance of any such responsibilities to another party will likely be complex and could subject the Trust’s XRP to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find another party willing to serve as the custodian or prime execution agent under the same terms as the current applicable agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Sponsor may be required to terminate the Trust and liquidate the Trust’s XRP. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified servicing agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s XRP or as the Trust’s prime execution agent under the same terms as the current Custodian Agreement or agreement with prime execution agent or at all. To the extent that Trustee is not able to find a suitable party willing to serve as the custodian or prime execution agent, it may be necessary to terminate the Trust and liquidate the Trust’s XRP. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement or modified agreement with prime execution agent that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

The Trust Administrator calculates the NAV using the value of the XRP holdings and XRP holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Trust Administrator will calculate the Trust’s NAV using the value of the Trust’s XRP holdings and XRP holdings per Share on a daily basis as soon as practicable after 4:00 p.m. EST on each business day. The NAV is generally calculated utilizing the Reference Rate, calculated at 4:00 p.m. EST on such day. To the extent that the XRP holdings or XRP holdings per Share are incorrectly calculated, the Trust Administrator may not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Trust Administrator Transfer Agent, the XRP Custodian or the Cash Custodian under the Trust documents.

Under the Trust documents, each of the Sponsor, the Trustee, the Trust Administrator, the Transfer Agent, the XRP Custodian and the Cash Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without bad faith and/or willful misconduct on its part. Therefore, such obligation(s) may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the XRP holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding XRP. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of XRP. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its XRP. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its XRP. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

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The Exchange on which the Shares will be listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares will be listed for trading on the Exchange under the market symbol “[TICKER].” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or other market participants, which could adversely affect the market price of the Shares.

The Trust has a limited number of financial institutions that may act as Authorized Participants. In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw, “step away” from participation, or have a business disruption or otherwise become unable or unwilling to participate, in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the XRP spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

XRP is extremely volatile, and concerns exist about the stability, reliability and robustness of many trading platforms. In a highly volatile market, or if one or more trading platforms faces an issue, it could be extremely challenging for any Authorized Participant to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

XRP platforms are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for XRP occurs on multiple trading venues that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount to the NAV.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions and operational risks associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

Investors in Shares should note that while transferring Shares, specific risks should be noted. To generally initiate a transfer, a transaction must be signed using the private key of the asset holder. The private key should remain secret at all times. If the private key is not secured when in use, an asset holder risks their private key being obtained by third parties, including criminals, and risk losing all or some of their investment.

Platforms are a popular venue for XRP investors to store assets and facilitate transactions with other participants. As with any financial transaction, investors in Shares need to ensure adequate controls are in place to authenticate themselves on these platforms. Failure to follow security best practices, including multifactor authentication (MFA), well-formed strong passwords and checks on the validity of platform URLs may risk unauthorized transfer and loss of assets.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The past performances of the Sponsor’s management or affiliates of the Sponsor in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected. Furthermore, management of the Sponsor is currently engaged in the management of, or are otherwise involved with the operations of, other investment vehicles which could divert their attention and resources.

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The Sponsor is leanly staffed and relies heavily on key personnel.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain viable, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Shareholders may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

An investment in the Trust may be adversely affected by competition from other ETFs focused on XRP.

If the SEC were to approve other XRP ETFs in addition to the Trust, the Trust could fail to acquire substantial assets, initially or at all. The Trust’s XRP ETF competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Trust’s XRP ETF competitors may commercialize a competing XRP ETF more rapidly or effectively than the Trust, which could adversely affect the Trust’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising approximately $450 million in assets which would be sufficient to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of XRP.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on XRP or other cryptocurrencies.

The Trust will compete with direct investments in XRP, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust. In addition, a failure of any competitive XRP ETF or similar trust or other instrument could have negative consequences with respect to the price of XRP generally or interest in XRP ETFs.

Coinbase serves as the XRP custodian and prime execution agent for several competing exchange-traded XRP products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Prime Execution Agent and XRP Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded digital asset company in the world by market capitalization and is also the largest digital asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally capable providers of digital asset brokerage and custody services, Coinbase serves as the XRP custodian and prime execution agent for several competing exchange-traded XRP products and, as such, plays a critical role in supporting the U.S. spot XRP exchange-traded product ecosystem. If Coinbase were to favor the interests of certain exchange-traded products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares, particularly given the limited number of qualified alternative providers.

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Authorized Participants serve in a similar capacity on behalf of several, competing exchange-traded XRP products, which could adversely affect the value or availability of the Shares.

Baskets may be created or redeemed only by Authorized Participants, but the Authorized Participants are not required or obligated to engage in the creation or redemption of Baskets. The Trust has a limited number of entities that may act as Authorized Participants, and the Authorized Participants act in a similar capacity for competing exchange-traded XRP products. To the extent one or more Authorized Participants chooses to transact with or favor the interests of certain exchange-traded XRP products over others, or such Authorized Participants exit the business or are unable to proceed with creation or redemption orders with respect to the Trust and no other Authorized Participant creates or redeems Baskets, the Shares may be more likely to trade at a premium or discount to NAV and potentially face trading halts or delisting.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust and a liquidation of its XRP.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust or if it is not feasible for Shares to be delivered or the redemption distribution to be made. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful as determined by the Sponsor or its counsel. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s XRP investments may be valued using techniques other than reliance on the price established by the Reference Rate. The value established by using the Reference Rate may be different from what would be produced through the use of another methodology. XRP or other digital asset investments that are valued using techniques other than those employed by the Reference Rate, including XRP investments that are “fair valued,” may be subject to greater fluctuation in their value from one day to the next than would be the case if market-price valuation techniques were used.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

Extraordinary expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid through the sale of the Trust’s XRPs. Because the Trust does not generate any income, every time that it delivers XRPs to the Sponsor for the Sponsor Fee or sells XRPs for expenses such as extraordinary expenses, the number of XRPs represented by each Share will gradually decrease over time. In addition, the Sponsor may, in its sole discretion, increase the Sponsor Fee or decrease the Sponsor-paid expenses which could result in a greater decline in the number of XRPs that the Trust holds. Such changes could occur if the expenses of the Trust materially increase. For example, while the current Sponsor Fee is a unitary fee in which the Sponsor agrees to pay all the fee of the Trust’s service providers (except for extraordinary expenses), the Sponsor may unwind part of this unitary fee and have a service providers’ (e.g., custodian’s fee) charged directly to the Trust. In that case, the Sponsor would provide 60 days’ advance notice to Shareholders via a posting on the Trust’s website, prospectus supplement, post-effective amendment, through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

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Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Sponsor, Trust Administrator, Transfer Agent, the XRP Custodian and the Cash Custodian), as well as Authorized Participants and market makers, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust and its service providers are subject to certain operational risks.

The Trust and its service providers, including the Sponsor, Trust Administrator, Transfer Agent, XRP Custodian and Cash Custodian (as well as Authorized Participants and market makers) may experience disruptions that arise from human error, processing and communications errors, counterparty or third-party errors, or technology or systems failures, any of which may have an adverse impact on the Trust. Although the Trust and its service providers seek to mitigate these operational risks through their internal controls and operational risk management processes, these measures may not identify or may be inadequate to address all such risks.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate at least one other Shareholder with which it is not affiliated and together have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

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Tax Risks

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of XRP (including deemed sales of XRP as a result of the Trust using XRP to pay its expenses) that is otherwise not associated with a distribution to Shareholders., In the event that purchases and sales of XRP occur, Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of XRP and transactions involving XRP for United States federal income tax purposes may change.

Current IRS guidance indicates that XRP should be treated as property for U.S. federal income tax purposes and that transactions involving the exchange of XRP in return for goods and services should be treated as barter exchanges. Such guidance allows transactions in XRP held for investment to qualify for beneficial capital gains treatment. However, because XRP is a new technological innovation, the U.S. federal income tax treatment of an investment in XRP or in transactions relating to investments in XRP, including without limitation the tax treatment of a fork, may evolve and change from those described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of XRP may have a negative effect on prices of XRP and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving XRP. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in XRP or in transactions relating to investments in XRP is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of XRP and transactions involving XRP for state and local tax purposes is not settled.

Because XRP is a new technological innovation, the tax treatment of XRP for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of XRP for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of XRP may have negative consequences, including the imposition of a greater tax burden on investors in XRP or the imposition of a greater cost on the acquisition and disposition of XRP generally. Any such treatment may have a negative effect on prices of XRP and may adversely affect the value of the Shares.

XRP, XRP MARKET, XRP PLATFORMS AND REGULATION OF XRP

This section of the Prospectus provides a more detailed description of XRP, including information about the historical development of XRP, how a person holds XRP, how to use XRP in transactions, how to trade XRP, the XRP platform market where XRP can be bought, held and sold, the XRP OTC market and XRP mining.

XRP

XRP is a digital asset that is created and transmitted through operations of the XRP Ledger, a distributed ledger upon which XRP transactions and processed and settled. The XRP Ledger is based on a shared public ledger similar to the Bitcoin network, however, unlike the Bitcoin network, which emphasizes store of value, the XRP Ledger focuses on transaction utility, seeking to provide fast, low-cost cross-border payments. XRP can be used to pay for goods and services or converted to fiat currencies, such as the U.S. dollar. It is designed to be a global real-time payment and settlement system, improving the speed of value transfer and reducing the fees and delays typically seen in traditional interbank payment systems.

XRP Ledger

The XRP Ledger was launched in 2012 by Ripple’s founders, initially described as an open-source protocol to facilitate real-time cross-border payments. The RPCA operates on a decentralized network of validators, rather than miners, who confirm and validate transactions. This method, unlike the proof-of-work mechanism used by the Bitcoin blockchain, allows the XRP Ledger to be fast, energy-efficient, and scalable—key features for its prominent use in cross-border financial transactions. This makes the system lightweight in energy use and suitable for high-volume use cases, such as cross-border payments, handling up to 1,500 transactions per second. Additionally, because validators do not need to spend resources on mining, the transaction fees are relatively low, typically just a fraction of a cent per transaction XRP is an open-source project, with no central company or group controlling the XRP Ledger. The XRP Ledger’s protocol is maintained by a community of developers, who propose updates and changes. These proposals are only adopted if validators, representing a majority of the network’s power, accept the changes.

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A network of independent validator nodes validate transactions on the XRP Ledger. These nodes do not mine new blocks but instead participate in a consensus process to ensure transactions are valid and correctly ordered on the ledger. Any node can act as a validator, but for practical purposes, the XRP Ledger depends on a trusted set of validators known as the UNL. Validators can be individuals, institutions, or organizations, and they ensure the integrity and accuracy of the ledger. Each node maintains a UNL, which is a list of other validators that the node trusts. For the consensus process to work, there needs to be some overlap in the UNLs across different nodes.

If consensus on an update is not reached, a “fork” can occur, creating two parallel ledgers. The most notable forks in digital asset history, like Bitcoin Cash and Bitcoin Gold, serve as examples of how forks can impact a network, although no major forks have occurred in the XRP Ledger.

To send or receive XRP, users first establish an XRP wallet, which can generate unique XRP addresses. These addresses are linked to a pair of public and private keys. Users can then transfer XRP from one address to another using their wallet software, similar to sending funds between bank accounts. The amount of XRP at each address is recorded on the public XRP Ledger, which is distributed across a network of validators.

XRP Transactions

When a user wants to transfer XRP, they must first obtain the recipient’s XRP address and then create a transaction through their wallet software. This transaction is broadcast across the XRP network for validation. Validators then confirm the transaction by consensus, and it is added to the ledger.

XRP Market and Trading Platforms

XRP can be transferred in direct peer-to-peer transactions through the direct sending of XRP over the XRP Ledger from one XRP address to another. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the XRP Ledger or through third-party service providers.

In addition to using XRP to engage in transactions, investors may purchase and sell XRP to speculate as to the value of XRP in the XRP market, or as a long-term investment to diversify their portfolio. The value of XRP within the market is determined, in part, by the supply of and demand for XRP in the global XRP market, market expectations for the adoption of XRP as a store of value, the number of merchants that accept XRP as a form of payment, and the volume of peer-to-peer transactions, among other factors.

A XRP platform generally provides investors with a website that permits investors to open accounts with the exchange and then purchase and sell XRP. Prices for trades on XRP platforms are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the XRP platform, or a previously acquired digital asset, before they can purchase or sell assets on the platform. The process of establishing an account with a XRP platform and trading XRP is different from, and should not be confused with, the process of users sending XRP from one XRP address to another XRP address on the XRP Ledger.

Outside of XRP platforms, XRP can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for XRP, investment managers, proprietary trading firms, high-net-worth individuals that trade XRP on a proprietary basis, entities with sizeable XRP holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of XRP. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of XRP could initiate the transaction by sending the XRP to the buyer’s XRP address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on XRP platforms.

Although XRP was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to XRP, other well-known digital assets include ether, XRP, XRP cash, and litecoin. The category and protocols are still being defined and evolving.

Market Volatility

Cryptocurrencies, such as XRP, are one of the most volatile asset classes, even higher than small cap equities, emerging market equities or energy futures. It is not uncommon for even the most established digital assets, such as XRP, to have periods of annualized volatility of over 100%.

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Several factors influence those high volatility levels. Firstly, as digital assets evolve in a fast-changing environment, major developments are commonplace. Changes in areas such as regulation, technology, financialization etc. can have a profound impact on digital assets’ potential for adoption, development and growth.

Secondly, the digital asset space lacks frameworks for fundamental analysis of price and growth. As a new market, desired data sets can be non-existent or difficult to access. Valuation theory and frameworks are still in development, and the estimation of digital assets intrinsic value varies dramatically depending on the use case, models and assumption sets used.

In this situation, the digital assets market, and particularly the XRP market, is very sensitive to news releases, and largely driven by sentiment. Investors should expect this situation to continue in the short and medium term.

Regulation of XRP and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset platform markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of platforms or other service-providers that hold digital assets for users. Many of these federal and state agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

Various foreign jurisdictions have, and may continue to, in the near future, propose, adopt or suggest the potential for laws, regulations or directives that affect the XRP Ledger, the XRP markets, and their users, particularly trading platforms and service providers that fall within such jurisdictions’ regulatory scope, including to require virtual asset service providers to register and comply with an AML and CFT framework, banning trading or shutting down digital asset platforms, ordering financial institutions to stop providing banking or funding to any activity related to cryptocurrencies, or banning entities from providing services to any individuals or business entities dealing with or settling digital assets, among others. There remains significant uncertainty regarding governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of XRP by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the XRP economy in the United States and globally, or otherwise negatively affect the value of XRP.

The Trust and the Sponsor (or an affiliate of the Sponsor) have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process. Each Authorized Participant is confirmed to be a U.S. registered broker-dealer prior to placing creation or redemption orders with respect to the Trust.

Furthermore, Authorized Participants, as broker-dealers and XRP Custodian, as an entity licensed to conduct virtual currency business activity by the NYDFS and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. In addition, with respect to all XRP delivered in connection with creation requests, the party delivering XRP must establish an account with the Prime Execution Agent who has represented that diligence will be conducted to confirm that delivery is not from a digital currency address which has been added to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing.

The effect of any future regulatory change on the Trust or XRP is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. The following are specific risks that could have a substantial and adviser impact on the Trust and the value of the Shares:

It may be illegal now, or in the future, to acquire, own, hold, sell or use XRP in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

Although currently cryptocurrencies and certain other digital assets are not regulated or are lightly regulated in many countries, some countries have taken, and may take in the future, regulatory actions that severely restrict the right to acquire, own, hold, sell or use such cryptocurrencies or digital assets or to exchange cryptocurrencies or digital assets for fiat currency. Such regulatory actions or restrictions could adversely affect the value of the Shares or result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders or may adversely affect an investment in the Shares.

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States may require licenses that apply to Blockchain technologies and digital assets, such as XRP and tokens, and token offerings. The Trust or Sponsor may be unable to comply with state licensing requirements or policies, which may materially adversely affect the value of the Shares.

In the case of virtual currencies, state regulators such as the NYDFS have created new regulatory frameworks. NYDFS has implemented a regulatory framework for licensing participants in “virtual currency business activity” known as the “BitLicense,” which is intended to focus on consumer protection. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity from conducting such activities without a license. In addition, California’s “Digital Financial Assets Law” was signed into law in October 2023, and imposes significant obligations on companies involved in virtual currency activities within California and with California residents.

Other states, such as Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies. Some states, such as New Hampshire, North Carolina and Washington, have amended their state’s statutes to include virtual currencies into existing licensing regimes. It is likely that, as Blockchain technologies and the use of virtual currencies continues to grow, additional states will take steps to monitor the developing industry.

The issuance of Shares may require such state licenses. The effect of any future regulatory action on the Trust, XRP, or the Shares is impossible to predict, but such change could be substantial and could adversely affect the value of the Shares.

The Trust or Sponsor may be required to register as an MSB with FinCEN and as a money transmitter in states with applicable money transmitter regulations. If the Trust fails to operate with appropriate state or federal licenses the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

The Trust’s or Sponsor’s activities may require the registration of the Trust or Sponsor as an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act. If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense framework) (or equivalent designation) under state law in any state in which the Trust or Sponsor operate, the Trust or Sponsor may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include, among other things, the implementation of anti-money laundering programs, cyber security, consumer protection, financial and reporting requirements and maintenance of certain records and other operational requirements. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Rather than incur these expenses or comply with licensing requirements, the Sponsor may decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

Furthermore, the process of obtaining the necessary licenses could take an extensive period of time. There is also a risk that necessary state or federal licenses will not be granted and therefore, the Sponsor may have to act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

In addition, to the extent the Trust or Sponsor are found to have operated without appropriate state or federal licenses, the Trust or Sponsor may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Trust or Sponsor and affect the value of the Shares.

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THE TRUST AND XRP PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that will be traded on the Exchange. The Trust’s investment objective is to gain exposure to the price of XRP as represented by the Reference Rate, less expenses and liabilities of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold XRP and will value its Shares daily based on the Reference Rate, which is based on an aggregation of executed trade flow of major trading platforms.

XRP Value and Trading Volume

The value of XRP is determined by the value that various market participants place on XRP through their transactions. The most common means of determining the value of a XRP is by surveying one or more trading platforms where XRP is traded publicly and transparently (e.g.,[ ], …).

On these trading platforms, XRP is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Platforms provide the necessary data with respect to the prevailing valuations of XRP due to the many trading platforms operating worldwide that represent a substantial percentage of XRP buying and selling activity. The Benchmark Administrator relies on a selection of platforms for use in the Reference Rate. A platform selected for use must meet the criteria of the Benchmark Administrator. The below tables reflect the average daily trading volume (in thousands of USD) and market share percentage of each of the constituent trading platforms included in the Reference Rate (the “Constituent Platforms”) over the preceding four calendar quarters:

[insert table]

The domicile, regulation and legal compliance of the trading platforms included in the Reference Rate, along with the information or reporting requirements applicable to each platform, varies. Information regarding each trading platform may be found, where available, on the websites for such trading platforms and public registers for compliance with local regulations, among other places.

From time to time, there may be intra-day price fluctuations across trading platforms. However, they are generally relatively immaterial. These variances usually stem from small changes in the fee structures on different trading platforms or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for XRP and vice versa. The greatest variances are found at (i) smaller platforms with relatively low transaction volumes where even small trades can be large relative to a trading platform’s transaction volume and as a result impact the trading price on those platforms and (ii) trading platforms that are inaccessible to the Trust.

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an intraday indicative value (“IIV”) using the [ ]. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

The Reference Rate

[to be added by amendment]

CALCULATION OF NAV

The Trust’s NAV per Share is calculated by:

•	taking the current market value of its total assets including, but not limited to, all XRP, cash or other assets;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

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The methodology of the Reference Rate used to value XRP for purposes of calculating NAV Per Share may not be deemed consistent with generally accepted accounting principles in the U.S. (“GAAP”). To the extent the methodology used to calculate the Reference Rate is deemed not to be consistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements, as further discussed below.

The Trust Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. EST. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. EST and almost always by 8:00 p.m. EST).

The Sponsor anticipates that the Reference Rate will be reflective of a reasonable valuation of the average spot price of XRP. However, in the event the Reference Rate was not available or determined by the Sponsor to not be reliable, the Sponsor would “fair value” the Trust’s XRP holdings. The Sponsor does not anticipate that the need to “fair value” XRP will be a common occurrence. The Sponsor reserves the right to replace the Reference Rate with another valuation methodology which it believes will accurately track the price of XRP. If the Sponsor makes the decision to materially change the valuation methodology or replace either the Reference Rate or the Benchmark Administrator, the Sponsor will notify Shareholders via a posting on the Trust’s website, prospectus supplement, post-effective amendment, through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Sponsor will publish the NAV, NAV per Share and the Trust’s XRP holdings at www.wisdomtree.com/investments after their determination and availability. Reference Rate data and the description of the Reference Rate are based on information made publicly available by the Benchmark Administrator on its website at https://[ ].

The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Reference Rate to the extent the methodology used to calculate the Reference Rate is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820-10”) and utilize a platform-traded price from the Trust’s principal market for XRP on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust will obtain a price from a principal market for XRP, which may be through third party vendor or directly from such principal market.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for XRP in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that XRP is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through XRP trading counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the XRP trading counterparties from whom the Sponsor acquires or disposes of the Trust’s XRP, the principal market in each scenario is determined by looking at the market-based level of volume and XRP trading activity. XRP trading counterparties, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The Sponsor has developed a process for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable XRP trading venues (Platform Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include, but are not limited to, Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase, Crypto.com, Gemini, HitBTC, Huobi, itBit, Kraken, KuCoin, LMAX Digital, OKEx and Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for XRP. The Sponsor then identifies that market as the principal market for XRP during that period, and uses the price for XRP from that venue at 4:00 ET as the principal market price.

To the extent there are any determinations that the Sponsor and the Trust Administrator make, such determinations will be made in good faith, and neither the Sponsor nor the Trust Administrator will be liable for any errors contained therein. Neither the Sponsor nor the Trust Administrator will be liable to DTC, Authorized Participants, the Shareholders or any other person for errors in judgment.

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ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on [ ], pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on March 5, 2021.

The Trust is not registered as an investment company under the 1940 Act and the Sponsor is not registered as an investment adviser under the Advisers Act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CTFC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of XRP represented by the NAV of the Baskets being created or redeemed. The total amount of XRP required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a fee of [ ]% (the “Sponsor Fee”). The Sponsor Fee is calculated on a daily basis (accrued at 1/365 of the applicable percentage of the NAV on that day) and paid on a monthly basis. For a six-month period commencing on the day the Shares are initially listed on the Exchange, the Sponsor will waive the entire Sponsor Fee for the first $1.0 billion of the Trust’s assets. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue and be payable in U.S. dollars. The Trust’s only ordinary recurring expense is expected to be the Sponsor Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the fees of the Trust Administrator, the Custodians’ Fees, Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. There is no cap on the amount of these Sponsor paid expenses.

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

The Trust may incur certain non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing charges or fees, XRP Ledger fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the XRP Ledger), any indemnification of the Cash Custodian, XRP Custodian, Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

Because the Trust does not have any income, it will need to sell XRP to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor shall accrue daily and be payable by the Trust to the Sponsor at monthly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of XRP held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell XRP to pay the Sponsors Fee. The result of these sales is a decrease in the amount of XRP represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert XRP into U.S. dollars at the price available through an affiliate of the XRP Custodian. The number of XRPs represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling XRPs. The Trust is responsible for paying any costs associated with the transfer of XRP to the Sponsor or the sale of XRP. However, under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale of transfer of XRP incurred in connection with the fulfillment of a creation and redemption order.

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The quantity of XRPs to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Trust’s expenses and the value of XRPs held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of XRPs by the Trust for the payment of expenses generally will be a taxable event to Shareholders.

Termination of the Trust

The Trust may be dissolved at any time for any reason, or for no reason at all, by the Sponsor in its sole discretion. Any termination by the Fund will result in the compulsory redemption of all outstanding Shares.

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after termination of the Trust, the Sponsor or liquidating trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Sponsor or liquidating trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Sponsor or liquidating trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Sponsor or liquidating trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Sponsor or liquidating trustee pursuant to the Sponsor’s or liquidating trustee’s instruction or otherwise made in good faith. The proceeds of the liquidation of the Trust’s assets are expected to be distributed in cash. Shareholders are not entitled to any of the Trust’s underlying XRP holdings upon the dissolution of the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor or liquidating trustee, the Sponsor or liquidating trustee will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement, as applicable, without Shareholder consent. The Sponsor shall determine the contents and manner of notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, prospectus supplement, post-effective amendment or through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement or Sponsor Agreement materially adversely effects the interests of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to Shareholders. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Custodians.

The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all routine operational, administrative and ordinary expenses of the Trust out of the Sponsor’s fee as more fully described herein.

The Sponsor appoints and may remove the Trust’s other service providers, as well as any additional, replacement, or successor service providers. The Sponsor does not take responsibility for the Trust’s other service providers.

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The Sponsor serves as the sponsor for the WisdomTree Bitcoin Fund, which commenced operations in January 2024. The Sponsor is a wholly-owned subsidiary of WisdomTree, Inc. (formerly WisdomTree Investments, Inc.), a global financial innovator that, through its other subsidiaries worldwide (collectively, “WisdomTree”), makes available ETFs, including those that hold XRP and other digital assets, as well as bitcoin futures. WisdomTree launched a European ETP holding bitcoin in 2019, followed by the launch of European ETPs holding other digital assets in 2021 and 2022, and most recently XRP in 2024, and WisdomTree was among the first U.S. ETF providers with an ETF investing in bitcoin futures in 2021. WisdomTree invested in Securrency, Inc., a blockchain infrastructure provider, in 2020 and has worked closely with Securrency on blockchain and digital asset market related matters since such time, including in relation to the sale of Securrency, Inc. to DTCC in 2023. WisdomTree has also developed and launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as wellas a blockchain-native digital wallet launched in 2023 with bitcoin and ether available for purchase, sale and holding. While the Sponsor has not managed an ETF other than the bitcoin fund investing in commodities or digital assets, such as XRP, prior to the Trust, the Sponsor will leverage WisdomTree’s heritage of innovation and extensive experience, including as described above, regarding XRP and the digital asset markets.

The principal office of the Sponsor is located at 250 West 34th Street, 3rd Floor, New York, NY 10119.

Executive Officers of the Sponsor

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The following persons serve in the below capacities on behalf of the Sponsor:

Name and Year of Birth	Position(s) Held with the Sponsor	Length of Time Served	Principal Occupation(s) During the Past Five Years
Jeremy Schwartz (1981)	Chief Executive Officer	March 2021-Present	Global Chief Investment Officer for WisdomTree since 2021, Global Head of Research from 2018 to 2021 and Director of Research from 2008 to 2018.
David Castano (1971)	Chief Financial Officer and Treasurer	March 2021-Present	Head of Fund Accounting & Administration, WisdomTree Asset Management, Inc. since 2020; Director of Fund Accounting & Administration, WisdomTree Asset Management, 2011 to 2020.
Ryan Louvar (1972)	Chief Legal Officer and Secretary	March 2021-Present	Chief Legal Officer and Head of Business and Legal Affairs, WisdomTree Digital+, since 2021; General Counsel, WisdomTree Asset Management, Inc., 2013 to 2021.

+ WisdomTree Digital refers to the separate division within WisdomTree and its affiliates commencing in 2021 and includes the separate advisory subsidiary, WisdomTree Digital Management, Inc. commencing in 2022, and money services subsidiary, WisdomTree Digital Movement, Inc., commencing in 2023.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 180 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

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If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Upon the resignation or removal of the Trustee, the Sponsor will appoint a successor Trustee by delivering a written instrument to the outgoing Trustee, and the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Trust Administrator

Under the Administration Agreement, the Trust Administrator provides certain services necessary for the operation and administration of the Trust, including net asset value calculations, accounting and other administrative services.

The XRP Custodian

The XRP Custodian is responsible for safekeeping all of the XRP owned by the Trust, except for XRP held in the Trading Account with respect to the trading activity facilitated by the Prime Execution Agent from time to time.

The Cash Custodian

The Cash Custodian is responsible for safekeeping all of the non-XRP assets owned by the Trust, except for cash held in the Trading Account with respect to the trading activity facilitated by the Prime Execution Agent from time to time.

The Transfer Agent

The Transfer Agent facilitates the issuance and redemption of Shares of the Trust.

The Marketing Agent

The Marketing Agent is responsible for (reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules and regulations.

Information regarding the Trust will be available at www.wisdomtree.com/investments. This internet address is only provided herein as a convenience, and the information contained on or connected to such website is not considered part of this Prospectus.

The Benchmark Administrator

The Benchmark Administrator and the Sponsor’s affiliate, which also covers the activities hereunder, have entered into a reference rate license agreement (the “License Agreement”), governing the use of the Reference Rate. The Benchmark Administrator may adjust the calculation methodology for the Reference Rate without notice to, or consent of, the Trust or its Shareholders. Under the License Agreement, the Sponsor pays a fee to the Benchmark Administrator in consideration of its license of Reference Rate-related intellectual property.

CUSTODY OF THE TRUST’S ASSETS AND CERTAIN OTHER OPERATIONAL MATTERS

XRP Custodian

The Trust has entered into an agreement with the XRP Custodian, (the “XRP Custody Agreement”), pursuant to which the XRP Custodian will custody all of the Trust’s XRP in a segregated account from time to time (the “Vault Balance”), other than the Trust’s XRP that is maintained in the Trading Balance with the Prime Execution Agent as described below. The XRP Custodian will keep the XRP within the Vault Balance and the associated private keys in a “cold storage” environment where the private keys are generated and secured. The Trust’s XRP held with the Prime Execution Agent in the Trading Balance will generally be held in a “hot storage” environment. The Trust’s XRP will remain in the Vault Balance, and thereby in cold storage, except when maintained in the Trading Balance in connection with (i) receipt and delivery of XRP from and to third parties, such as the Prime Execution Agent (ii) selling XRP to pay the Trust’s expenses and liabilities that are not included in the Sponsor Fee, if any and (iii) paying the Sponsor Fee.

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Custody of XRP typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of XRP from an address associated with the private key to another address). Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s XRP is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. The XRP Custodian will keep all of the Trust’s XRP in the Vault Balance (i.e., cold storage) on an ongoing basis unless otherwise transferred to and maintained in the Trading Balance, which takes place at the direction of the Sponsor in connection with creations and redemptions of Baskets, and to sell XRP to pay Trust expenses or the Sponsor Fee, as necessary. The Trust’s XRP held in the Vault Balance by the XRP Custodian are held in segregated wallets and therefore are not commingled with the XRP Custodian’s or other customer assets. The private key materials are stored within secure storage facilities within the U.S. and Europe. Exact locations are never disclosed for security reasons. A limited number of employees at the XRP Custodian are involved in private key management operations, and the XRP Custodian has represented that no single individual has access to full private keys. The XRP Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. The Sponsor and the Trust’s service providers will have the ability to verify the existence of the Trust’s XRP through information provided from the Custodian.

The XRP Custodian’s internal audit team performs periodic internal audits over custody operations, and the XRP Custodian has represented that Systems and Organizational Control attestations covering private key management controls are also performed on the XRP Custodian by an external provider.

XRP custodied by the XRP Custodian is not commingled with assets of XRP Custodian or its affiliates or with assets of other customers of XRP Custodian. Except with respect to securing the repayment of Trade Credits, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. The XRP Custodian has also agreed in the XRP Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s XRP, and that the Trust’s XRP assets are not treated as general assets of the XRP Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the XRP Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the XRP held by the XRP Custodian for the Trust and that the Trust’s XRP is held in a separate, segregated account under the Trust’s name. Under the XRP Custody Agreement, the XRP Custodian is required to obtain and maintain, at its sole expense, commercially reasonable insurance coverage for the custody services it provides to the Trust. The XRP Custody Agreement does not require that private key information with respect to the Trust’s XRP be kept in a particular physical location.

The XRP Custodian may receive deposits of XRP but may not send XRP without use of the corresponding private keys. In order to send XRP when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the XRP Custodian can upload the fully signed transaction to an online network and transfer the XRP. Because the XRP Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The XRP Custodian maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the XRP Custodian is shared among all of the XRP Custodian’s customers, is not specific to the Trust or to customers holding XRP with the XRP Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The XRP Custodian maintains an annually renewed insurance policy in the amount of $320 million with comprehensive coverage terms and conditions. This insurance policy covers the loss of client assets held in cold storage at the XRP Custodian. This insurance program, which has continuously run since 2013, provides the XRP Custodian and its clients with some of the broadest and deepest insurance coverage in the crypto industry, with coverage designed to be comprehensive, including losses from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hack, and fraudulent transfer.

The XRP Custodian has advised the Sponsor that, through its insurance program, it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Trust’s XRP, resulting from theft. However, Shareholders cannot be assured that the XRP Custodian will maintain adequate insurance such that coverage will cover losses with respect to the Trust’s XRPs, or that sufficient insurance proceeds necessarily will be available to cover the Trust’s losses in full.

The XRP Custodian’s insurance covers losses resulting from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hack, and fraudulent transfer, but does not cover losses resulting from the XRP Custodian’s insolvency or certain other events. The XRP Custodian’s insurance will not cover losses associated with the value of XRP and should not be viewed as insuring against losses caused by the Trust’s operations, performance, management or any of its other activities. For events that are covered by the XRP Custodian’s insurance program, the Trust may be forced to share such insurance proceeds with other clients or customers of the XRP Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the XRP insurance market is limited, and the level of insurance maintained by the XRP Custodian may be substantially lower than the assets of the Trust. While the XRP Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional sources of recovery in the event of losses, the Trust cannot be assured that the XRP Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

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The XRP Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability, subject further to the maximum liability limit of $100 million for each cold storage address. There are no contractual limitations on the amount of XRP that may be deposited in each cold storage address.

The XRP Custodian may terminate the XRP Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for “Cause” (as defined in the XRP Custody Agreement), including, among others, if the Trust: materially breaches the XRP Custody Agreement and such breach remains uncured, or undergoes a bankruptcy event.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

Cash Custodian

The Trust has entered into the Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash and cash equivalents. Under the Cash Custody Agreement, the Cash Custodian will open and maintain one or more cash deposit accounts to keep all cash and open other accounts for other non-digital assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-XRP assets for safekeeping. Amounts received in connection with the sale of XRP shall be deposited into the cash account. The Cash Custodian shall exercise the reasonable skill, care and diligence expected of a professional provider of custody services to institutional investors and shall generally be liable to the Trust for losses caused by the negligence, willful default or fraud of the Cash Custodian.

Additional Custodial Matters

The Trust may engage third-party custodians or vendors besides the XRP Custodian and the Cash Custodian to provide custody and security services for all or a portion of its XRP and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor may, in its sole discretion, add or terminate custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The Custodian may receive deposits of XRP but may not send XRP without use of the corresponding private keys. In order to send XRP when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the XRP Custodian can transfer the XRP. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. The XRP Custodian has represented that a limited number of employees at the XRP Custodian are involved in private key management operations, and the XRP Custodian has further represented that no single individual has access to full private keys.

The XRP Custodian has represented that it maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. Such insurance is not specific to the Trust or to customers holding XRP with the XRP Custodian, and may not be available for sufficient to protect the Trust from all possible losses or sources of losses.

Prime Execution Agent

The Prime Execution Agent, Coinbase Inc., an affiliate of the XRP Custodian, provides prime execution agent services, including XRP trade execution, from time to time as requested by the Sponsor, although the Sponsor may also trade directly with other third parties and/or market makers. The Trust may engage in purchases of XRP (creation of Baskets) or sales of XRP (redemptions of Baskets, Trust expenses, or the Sponsor Fee, as necessary) by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Trust through the Prime Execution Agent’s execution platform, where the order will be executed. Each order placed by the Trust will be sent, processed and settled at each Connected Trading Venue to which it is routed. Subject to the foregoing, the Prime Execution Agent (as well as the Trust and the Sponsor) shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any trading venue, and that other trading venues not used for the specific execution and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the trading venue used to execute the Trust’s orders.

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Pursuant to the agreement with the Prime Execution Agent (the “Prime Execution Agent Agreement”), the Trust’s XRP holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the XRP Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets, and the sale of XRP to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s XRP. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents. The Prime Execution Agent is experienced in providing such services with a focus, though itself and its affiliates, on building the technology to power the cryptoeconomy since 2012. The Prime Execution Agent currently provides services to thousands of customers, including institutions. Any costs related to on-chain transactions through the Prime Execution Agent, including in connection with payment of the Sponsor’s Fee, are borne by the Prime Execution Agent (and not the Trust or its Shareholders).

The Prime Execution Agent is compensated through the payment of a fixed rate in basis points on any purchase or sale of XRP on behalf of the Trust. Where the Prime Execution Agent purchases or sells XRP with respect to a creation or redemption basket, the fixed basis point fee will be communicated to the applicable Authorized Participant in advance of the order and will be included in the transaction fee charged to the applicable Authorized Participant. The Trust will pay such fee when the Prime Execution Agent sells XRP to pay Trust expenses.

Within the Trust’s Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular XRP (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the XRP (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s XRP (and cash) held on behalf of the Prime Execution Agent’s customers. There are no policies that would limit the amount of XRP that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. However, XRP is only moved into the Trading Balance in connection with and to the extent of purchases and sales of XRP by the Trust and such XRP is swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Trust’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Trust’s XRP is held in the Trust’s Trading Balance.

The Prime Execution Agent holds the XRP associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell XRP on behalf of its clients.  The Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of XRP that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agent Agreement to hold any of the XRP in the Trust’s Trading Balance in cold storage or to hold any such XRP in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the XRP credited to the Trust’s Trading Balance. The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of XRP.

The Prime Execution Agent Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

The Prime Execution Agent does not guarantee uninterrupted access or the services it provides to the Trust. The Prime Execution Agent Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders. Under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited. Both the Trust and the Prime Execution Agent and its affiliates (including the XRP Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agent Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

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Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding XRP with the XRP Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Trade Credit Lender

To avoid having to pre-fund purchases or sales of XRP in connection with cash creations and redemptions and sales of XRP to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow XRP or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Trust to buy or sell XRP through the Prime Execution Agent in an amount that exceeds the cash or XRP credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the XRP price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Trust Expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the XRP or for the XRP held in the Vault Balance to be transferred to a Trading Balance prior to selling the XRP. The amount of Trade Credit available to the Trust is at the discretion of the Trade Credit Lender and such amount is expected to be dynamic. The Trade Credit Lender reserves the right to change the amount available to the Trust from time to time in its sole discretion. The Trust is required by the terms of the Trade Financing Agreement, which is part of the Prime Execution Agent Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such XRP or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to itself borrow XRP to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of XRP or cash credited to the Trust’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. Interest is payable on Trade Credits that exceeds the Federal Funds rate. Although the Trust anticipates that generally the Authorized Participants will pre-fund their creation Baskets, the Trade Financing Arrangement will be utilized to the extent the amount of the cash deposit necessary for a creation Basket is not pre-funded by the Authorized Participant. It is not anticipated that the Trade Financing Arrangement will be used for a redemption Basket. To the extent the execution price of the XRP acquired exceeds the cash deposit amount, the Authorized Participant would be responsible for the difference.

The Sponsor may require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner, including in the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted. For a redemption order, the Trust may use financing when the XRP remains in the Trust’s Custody Account at the point of intended execution of a sale of XRP.

This arrangement could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders.

Interest payable on Trade Credits utilized under the Trade Financing Agreement is the responsibility of the Authorized Participants. In addition, to the extent that the execution price for purchases and sales of XRP related to creations and redemptions and sales of XRP in connection with paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, deviate significantly from the Index price used to determine the NAV of the Trust, the Shareholders may be negatively impacted.

Other Matters

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of XRP or the provision of instructions relating to the movement of XRP, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the XRP Custodian. Consequently, a loss may be suffered with respect to the Trust’s XRP that is not covered by the XRP Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

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FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares will trade on the Exchange under the ticker symbol “[TICKER].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, investors may incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable commissions and charges.

General

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of [5,000] Shares to Authorized Participants, as further described below.

Authorized Participants

By executing a Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. As of the date of this Prospectus the Authorized Participants are [ ], [ ], and [ ]. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create. Authorized Participants that offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets as described under “Creation and Redemption Transaction Fees” below.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

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Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets with a view towards distribution of such Shares. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker- dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus- delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Trust and/or the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust issues and redeems Baskets on a continuous basis. Baskets may be created or redeemed only by Authorized Participants and are only issued or redeemed in exchange for a corresponding amount of cash, whereby such amount of cash for a trading day is disclosed to Authorized Participants prior to the time that the Exchange is open for regular trading on such trading day (i.e., the night before such trading day). As of the date of this Prospectus, a Basket requires delivery of $[ ], although the amount of XRP used to determine the cash necessary to purchase the creation of a Basket, or to be sold upon redemption of a Basket, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. No Shares are issued unless the Cash Custodian has allocated to the Trust’s account the corresponding amount of cash. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. Transaction fees are expected to include commissions, taxes, and transaction and market impact costs, as applicable, in relation to the Trust’s purchase or sale of XRP related thereto. The price of XRP, the Trust’s NAV and the price of a Basket could rise or fall substantially between the time a creation order or redemption order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

The transfers of XRP necessary for creations or redemptions require “on-chain” transactions represented on the XRP Ledger. XRP transactions that occur on the blockchain are susceptible to delays due to XRP network outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that XRP transfers from the Trading Balance to the Vault Balance (creations) or from the Vault Balance to the Trading Balance (redemptions) are delayed due to congestion or other issues with the XRP network, applicable order settlement could be delayed. Further, disruption of services or actions at the Prime Execution Agent, XRP Custodian, Cash Custodian, Transfer Agent or Sponsor would have the potential to delay applicable order settlement.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive XRP as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving XRP as part of the creation or redemption process.

The Trust will create Shares by receiving XRP from a third-party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third-party to deliver the XRP. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the XRP to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the XRP to the Trust. The Trust will redeem shares by delivering XRP to a third-party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third-party to receive the XRP. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the XRP from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the XRP from the Trust.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by 4:00 p.m. EST, or the close of regular trading on the Exchange, whichever is earlier, or such earlier time as disseminated by the Trust the prior day for the following day’s transactions (e.g., 11:00 a.m. ET). The day on which an order is received by the Transfer Agent is considered the purchase order date.

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The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a creation order, an Authorized Participant agrees to deposit cash with the Cash Custodian. If an Authorized Participant fails to deposit the required amount of cash, including by the communicated cut-off time, the order may proceed through Trade Credits or the order may be canceled as directed by the Sponsor, and the Authorized Participant will be obligated to pay all applicable costs and expenses.

The total deposit of cash required to create each Basket includes the cash equivalent of an amount of XRP that is in the same proportion to the total assets of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses and liabilities). In order to calculate the amount of cash necessary for a creation Basket, the Administrator multiplies the NAV per share by the number of Shares in a creation Basket ([5,000]). Each night, the Sponsor or Trust Administrator will publish the amount of cash that will be required in exchange for each creation Basket the next business day.

In addition, it is anticipated that the required cash deposit will have a value greater than the value of the anticipated corresponding amount of XRP as directed by the Trust (e.g., an additional 15% of such value as the excess cash deposit), which is intended to cover the commissions, transaction and market impact costs associated with the Trust’s purchase, via the Prime Execution Agent, of XRP that the Authorized Participant will be obligated to pay. The Trust will return any unused portion of the excess cash deposit to the Authorized Participant. Following an Authorized Participant’s purchase order, the Trust’s Cash Custodian account must be credited with the required cash by the settlement date, or such earlier time as instructed, which may include the trade date. Upon receipt of the deposit amount in the Trust’s Cash Custodian account and after purchase by the Trust of corresponding XRP with the cash deposited via the Prime Execution Agent, with transfer of XRP from the Trading Balance (Prime Execution Agent) to the Vault Balance (XRP Custodian), the XRP Custodian will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the applicable amount of XRP has been received into the Trust’s account at the XRP Custodian. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

XRP held in the Trust’s account at the XRP Custodian is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on XRP being removed from the Trust’s XRP Custodian account. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 4:00 p.m. EST, or the close of regular trading on the Exchange, whichever is earlier, or such earlier time as disseminated by the Trust the prior day for the following day’s transactions (e.g., 2:00 p.m. ET).

The redemption distribution from the Trust consists of a movement of XRP representing the amount of XRP held by the Trust evidenced by the Shares being redeemed from the Vault Balance (XRP Custodian) to the Trading Balance (Prime Execution Agent). The Prime Execution Agent will then sell, at the direction of the Trust, the applicable amount of XRP for cash and deliver such cash to the Cash Custodian. The cash redemption amount due from the Trust (less total transaction fees) will be delivered from the Cash Custodian to the Authorized Participant once the Transfer Agent notifies the Cash Custodian and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

XRP held in the Trust’s Custodian account is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency (for example, an interruption in services or availability of the XRP Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the XRP Ledger, hacking, cybersecurity breach, or power, Internet, or XRP Ledger outage, or similar event) exists as a result of which delivery, disposal or evaluation of XRP is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the XRP Custodian or Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

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The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [5,000] Shares (i.e., 1 Basket) or less.

None of the Trust, Sponsor, the Transfer Agent, the XRP Custodian or the Cash Custodian will be liable for the rejection of any purchase order or Basket.

In the event that the Sponsor intends to suspend or postpone redemptions, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Creation and Redemption Transaction Fee

To compensate for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a standard transaction fee of $100 to create or redeem Baskets, which is not expected to vary in accordance with the number of Baskets in such order. The total transaction fee will also include applicable taxes, brokerage and any other commissions, transaction fees (including financing), trade slippage and market impact costs, as applicable, and may be reduced, increased or otherwise changed by the Sponsor and the Trust based on changes to the costs or inputs associated with the total transaction fee. The Sponsor will notify Authorized Participants of any change in the transaction fee and will not implement any change in the fee until after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of XRP or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower (discount) or higher (premium) relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of XRP. However, the Sponsor believes that the Basket size of [5,000] shares will enable Authorized Participants and market makers to manage inventory and facilitate and effective arbitrage mechanism for the Trust. In addition, an investor may incur costs attributable to the difference between the highest price a buyer is willing to pay to purchase shares (bid) and the lowest price a seller is willing to accept for shares (ask) when buying and selling shares in the secondary market (the “bid/ask spread”).

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USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Seed Shares and Baskets consists of cash. XRP purchased with the cash deposits are held by the XRP Custodian or Prime Execution Agent on behalf of the Trust until they are (1) transferred in connection with the purchase of XRP, (2) sold in connection with redemptions of Baskets or (3) sold to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

DESCRIPTION OF THE SHARES

The beneficial interest in the Trust is divided into shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any. The Shares of the Trust will be listed for trading, subject to notice of issuance, on the Exchange under the symbol “[TICKER].” The Trust’s Shares may be bought and sold in the secondary market like any other exchange-listed security.

All Shares are transferable, fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Every Shareholder, by virtue of having purchased or acquired one or more Shares, shall have expressly consented and agreed to be bound by the terms of the Trust Agreement.

The Sponsor shall have the power and authority, without action or approval by the Shareholders, to cause the Trust to issue Shares from time to time as it deems necessary or desirable. The number of Shares authorized shall be unlimited. From time to time, the Sponsor may cause the Trust to divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust, or in any way affecting the rights, of the Shareholders, without action or approval by the Shareholders. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation; however, the DSTA does provide shareholders the right to bring “oppression” or “derivative” actions. All of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable through the book-entry system of DTC, is fully paid and nonassessable. Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights or rights to distributions. See “Management; Voting by Shareholders.”

CONFLICTS OF INTEREST

General

Shareholders are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares, consented to the conflicts of interest described below in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The officers, directors and personnel providing services with respect to the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, including affiliates of the Sponsor, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

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The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

Prime Execution Agent

The Trust may engage in sales of XRP by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agent Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Proprietary and Individual Trading/Other Clients

The Sponsor and its respective directors, officers, employees and/or affiliates (and the affiliates’ directors, officers and employees) may trade in the XRP, cryptocurrency, derivative or other markets for their own accounts and for the accounts of their clients (such transactions may occur prior to, during, or after the commencement of this offering), and in doing so may take positions opposite to those held by the Trust or ahead of may compete with the Trust for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Trust. Further, such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the XRP held by the Trust and, consequently, on the market value of XRP. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust or its Shares. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders. Internal written trading policies will also not be available for inspection by Shareholders.

Because the Sponsor and its respective directors, officers, employees and/or affiliates (and the affiliates’ directors, officers and employees) may trade for their own accounts at the same time that the Sponsor is managing the Trust, prospective investors should be aware that such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust and proprietary accounts may receive preferential treatment as it relates to the pool.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Code of Conduct

The Sponsor has a Code of Conduct that applies to those personnel of the Sponsor whose regular functions or duties involve making, participating in, or obtaining information regarding the purchase or sale of XRP by the Trust, and requires pre-clearance of transactions in XRP by such persons in excess of certain de minimis amounts.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent). Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•	devote such of its time to the affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to carry out the purposes of the Trust for the benefit of the Shareholders;

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•	execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its affairs in all appropriate jurisdictions;

•	retain on behalf of the Trust independent public accountants to audit the accounts of the Trust;

•	employ attorneys to represent the Sponsor and, as necessary, the Trust;

•	select and enter into agreements with the Trustee and any other service provider to the Trust;

•	use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes under Subpart E, Part I of Subchapter J of the Code

•	monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

•	Enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor

•	Receive directly or through its delegates from Authorized Participants and process properly submitted creation orders

•	Receive directly or through its delegates from Authorized Participants and process properly submitted redemption orders (if authorized), as may from time to time be permitted by the Trust Agreement;

•	Interact with the XRP Custodian, Cash Custodian and any other party as required;

•	cause the Trust to comply with all rules, orders and regulations of the Exchange to which the Trust is subject as a result of the listing, quotation or trading of the Shares on the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

•	perform such other services as the Sponsor believes the Trust may from time to time require; and

•	in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) or liabilities to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes fraud, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, bad faith, or willful misconduct.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights hereunder), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, Sponsor prior to the final disposition of any matter upon receipt by Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under the Trust Agreement.

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Sponsor

The Sponsor and its affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons (each, a “Covered Person”) shall have no liability to the Trust or to any Shareholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such course of conduct did not constitute fraud, bad faith or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the XRP transferred, or the purchase price otherwise paid, by a Shareholder for its Shares, it being expressly agreed that any such return made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegatee selected by the Sponsor with reasonable care.

The Sponsor and any other Covered Person shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts arising out of or in connection the performance of its obligations under the Trust Agreement, any actions taken in accordance with the provisions of the Trust agreement or with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and such liability or loss was not the result of fraud, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate, as defined within the Trust Agreement. Any amounts payable to the Sponsor and any Covered Person under the Trust Agreement may be payable in advance. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust.

PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights (other than with respect to the dissolution of the Trust).

The Shareholders will not participate in the management or control of the Trust, nor will they enter into any transaction on behalf of the Trust or have the power to sign for or bind the Trust, as such power is vested solely and exclusively in the Sponsor.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is not governed by a board of directors. However, the Sponsor is supported by principals and executive officers who perform certain functions that, if the Trust had directors or executive officers, would typically be performed by them. See “The Trust’s Service Providers—The Sponsor” for biographical information of the Sponsor’s principals and key personnel.

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BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 250 West 34th Street, 3rd Floor, New York, NY 10119, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Sponsor.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware except for causes of action for violation of U.S. federal or state securities laws. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the 1934 Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Morgan, Lewis & Bockius LLP has advised the Sponsor in connection with the Shares being offered. Morgan, Lewis & Bockius LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. The validity of the Shares has been passed upon for the Trust by [ ]. Morgan, Lewis & Bockius LLP, as counsel to the Sponsor, has rendered an opinion regarding the material U.S. federal income tax consequences relating to the Shares.

EXPERTS

The financial statement of the WisdomTree XRP Fund as of [ ] has been included herein in reliance on the report of [ ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Morgan, Lewis & Bockius LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), “Treasury Regulations” promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax- advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to Shareholders who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable, and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Morgan, Lewis & Bockius LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of Morgan, Lewis & Bockius LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion, and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

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Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying XRP related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies XRP as “property” that is not currency for U.S. federal income tax purposes and clarifies that XRP could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of XRP. Because XRP is a new technological innovation, the U.S. federal income tax treatment of XRP or transactions relating to investments in XRP may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving XRP. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in XRP or in transactions relating to investments in XRP is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any XRP the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Trust may use XRP to pay certain expenses of the Trust, which under current IRS guidance would be treated as a sale of such XRP. Although the Trust generally does not intend to sell XRP for other purposes, it may do so in connection with cash redemption transactions, or if necessary to pay certain expenses that must be paid in cash. As and when the Trust sells XRP (for example to generate cash to pay fees or expenses) or is treated as selling XRP (for example by using XRP to pay fees or expenses), a Shareholder will recognize a gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the XRP that was sold. A Shareholder’s tax basis for its share of any XRP sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the XRP held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of XRP sold, and the denominator of which is the total amount of the XRP held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the XRP remaining in the Trust should be equal to its tax basis for its share of the total amount of the XRP held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the XRP that was sold or treated as sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the XRP held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the XRP held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling XRP) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the XRP that was sold.

In the event the In-Kind Regulatory Approval is received, an in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying XRP represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the XRP received in the in-kind redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the XRP held in the Trust immediately prior to the in-kind redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the XRP received generally should include the period during which the Shareholder held the Shares redeemed in-kind. A subsequent sale of the XRP received by the Shareholder generally will be a taxable event, unless a nonrecognition provision of the Code or Treasury Regulations applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the XRP held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the XRP held in the Trust immediately prior to the sale or redemption, less the portion of such basis that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or redemption for cash or, in the case of an in-kind redemption, that is treated as the basis of the XRP received by the Shareholder in the in-kind redemption.

If a hard fork occurs in the XRP Ledger, Incidental Rights or IR Virtual Currency may become available to the Trust. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. If such a transaction occurs, the Trust, at the direction of the Sponsor, will as soon as possible direct the XRP Custodian to irrevocably and permanently abandon, for no consideration, such Incidental Rights or IR Virtual Currency.

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3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($[ ] for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of XRP by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017, and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on:

(i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

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“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that: (a) none of the Sponsor, the Trustee, the XRP Custodian, the Cash Custodian or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

WisdomTree, Inc. is the licensor of certain trademarks, service marks and trade names of the Trust. WisdomTree, Inc. also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. WisdomTree, Inc. is not responsible for, and has not participated in, the determination of the timing, prices, or quantities of Shares of the Trust to be issued or in the determination or calculation of the equation by which the Shares of the Fund are redeemable.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Trust or the Shares can also be obtained from the Sponsor’s website at www.wisdomtree.com/investments. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this Prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

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The Trust will be subject to the informational requirements of the 1934 Act and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this Prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[to be added by amendment]

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APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933.

“1934 Act”: The Securities Exchange Act of 1934.

“1940 Act”: Investment Company Act of 1940.

“Advisers Act”: The Investment Advisers Act of 1940.

“Article 8”: Article 8 of the New York Uniform Commercial Code.

“ASC 820-10”: Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures”.

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Basket”: A block of [5,000] Shares used by the Trust to issue or redeem Shares.

“BSA”: U.S. Bank Secrecy Act, as amended.

“Business Day”: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

“Cash Custodian”: [_____].

“CEA”: Commodity Exchange Act.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“Code”: Internal Revenue Code of 1986, as amended.

“CFPB”: Consumer Financial Protection Bureau.

“DSTA”: Delaware Statutory Trust Act.

“DeFi”: decentralized finance.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“ERISA”: Employee Retirement Income Security Act of 1974.

“Exchange”: [Cboe BZX Exchange, Inc.]

“FASB”: Financial Accounting Standards Board.

“FDIC”: the Federal Deposit Insurance Corporation.

“FinCEN”: The Financial Crimes Enforcement Network.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“Fund Accountant”: BNYM, The Bank of New York Mellon.

“GAAP”: Generally accepting accounting principles in the U.S.

“IIV”: Intraday Indicative Value.

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“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“IRA”: Individual Retirement Account.

“IRS”: U.S. Internal Revenue Service.

“KYC”: Know Your Customer.

“Marketing Agent”: [_____].

“MSB”: Money Services Business.

“NAV”: Net asset value of the Trust.

“NYDFS”: The New York State Department of Financial Services.

“OCIE”: Office of Compliance Inspections and Examinations.

“OFAC”: The Office of Foreign Assets Control

“Reference Rate”: [_____]

“Register”: The record of all shareholders and holders of the Shares in certificated form kept by the Administrator.

“Ripple Labs”: Ripple Labs Inc., a corporation incorporated and existing under the laws of Delaware.

“RPCA”: The Ripple Protocol Consensus Algorithm.

“SEC”: The U.S. Securities and Exchange Commission.

“Shares”: Common shares of beneficial interests in the Trust.

“SIPC”: Securities Investor Protection Corporation.

“Sponsor”: WisdomTree Digital Commodity Services, LLC.

“Shareholders”: Holders of Shares.

“trading platform”: An online trading platform where XRP is sold.

“Transfer Agent”: BNYM, The Bank of New York Mellon.

“Trust Administrator” or “Administrator”: BNYM, The Bank of New York Mellon.

“Trust Agreement”: Trust Agreement of WisdomTree XRP Fund.

“Trust”: WisdomTree XRP Fund.

“Trustee”: Delaware Trust Company.

“UNL”: Unique Node List.

“XRP Custodian”: [_____] .

“You”: The owner or holder of Shares.

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WISDOMTREE XRP FUND

SHARES

_______________________________

PROSPECTUS

_______________________________

[______], 2025

Until [______], 2025 (25 calendar days after the date of the initial Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by WisdomTree Digital Commodity Services, LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)		$0	*
Listing fee (actual)	$
Auditor’s fees and expenses	$
Legal fees and expenses	$
Printing expenses	$
Miscellaneous expenses	$
Total	$

* An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 2, 2024.

WisdomTree Bitcoin Trust
By: WisdomTree Digital Commodity Services, LLC as Sponsor of the Trust

By: /s/	Jeremy Schwartz
Name:	Jeremy Schwartz
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date
/s/ Jeremy Schwartz	Chief Executive Officer (Principal Executive Officer)	December 2, 2024
/s/ David Castano	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 2, 2024

* The registrant is a trust and the persons are signing in their capacities as officers of WisdomTree Digital Commodity Services, LLC, the Sponsor of the registrant.

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Certificate of Trust
3.2	Trust Agreement
3.3	First Amended and Restated Trust Agreement*
5.1	Opinion of Counsel as to legality*
8.1	Opinion of Morgan, Lewis & Bockius LLP as to tax matters*
10.1	Form of Authorized Participant Agreement*
10.2	Form of XRP Custodian Agreement*
10.3	Form of Trust Administration and Accounting Agreement*
10.4	Form of Transfer Agency Agreement*
10.5	Form of Cash Custody Agreement*
10.6	Form of Marketing Agent Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Counsel (included in Exhibits 5.1 and 8.1)*
107	Filing Fee Table

* To be filed by amendment.

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